UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PALATIN TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PALATIN TECHNOLOGIES, INC.
4B Cedar Brook Drive ● Cranbury, New Jersey 08512

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

date	June 26, 2018
time	9:00 a.m., Eastern Time
place	The offices of Thompson Hine LLP, 335 Madison Avenue, 12th Floor, New York, New York 10017-4611
record date	April 27, 2018
items of business
(1) election of eight directors nominated by our board of directors;
(2) ratification of appointment of our independent registered public accounting firm for the fiscal year ending June 30, 2018;
(3) approval of an amendment to our 2011 Stock Incentive Plan, as amended and restated, to increase the number of shares available for equity awards by 10,000,000 shares;
(4) to advise us as to whether you approve the compensation of our named executive officers (“say-on-pay”); and
(5) any other matters properly brought before the meeting or any adjournment or postponement thereof.

stockholder list
A list of all stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours for 10 days before the meeting, at our offices, Cedar Brook Corporate Center, 4B Cedar Brook Drive, Cranbury, New Jersey 08512.

By order of the board of directors,

Stephen T. Wills, Secretary
May 16, 2018

The approximate date of mailing of the Notice Regarding the Availability of Proxy Materials to our stockholders is May 17, 2018, and this proxy statement, proxy card and annual report, including our annual report on Form 10-K for the fiscal year ended June 30, 2017, will be available to our stockholders on www.proxyvote.com on that same date. On or about that date, we will also begin mailing paper copies of our proxy materials to our registered holders and to our beneficial holders who request paper copies.

Important Notice Regarding the Availability of Proxy Materials
 for the Stockholder Meeting to Be Held on June 26, 2018:

The proxy statement, proxy card and annual report to security holders, including our annual report on Form 10-K for the fiscal year ended June 30, 2017, are available at www.proxyvote.com.

i

PALATIN TECHNOLOGIES, INC.
2018 ANNUAL MEETING

table of contents

Notice of Annual Meeting of Stockholders	1
Voting Procedures and Solicitation	3

Item One: Election of directors	8
The Nominees	8

Item Two: Ratification of appointment of KPMG LLP as our independent registered public accounting firm	12
Report of the audit committee	13

Item Three: Approval of an increase in common stock available for issuance under our 2011 Stock Incentive Plan16	15

Item Four: Advisory approval of the compensation of our named executive officers (“say-on-pay”)	27

Corporate Governance	29
Executive Officers	34
Executive Compensation	35
Stock Ownership Information	40
Section 16(a) Beneficial Ownership Reporting Compliance	40
Beneficial Ownership of Management and Others	40
Certain Relationships and Related Transactions	44
Other Items of Business	44
Stockholder Proposals for Next Annual Meeting	44

PROXY STATEMENT, PAGE 2

PALATIN TECHNOLOGIES, INC.

4B Cedar Brook Drive
Cranbury, New Jersey 08512
(609) 495-2200

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 26, 2018

VOTING PROCEDURES AND SOLICITATION

Important Notice Regarding the Availability of Proxy Materials
 for the Stockholder Meeting to Be Held on June 26, 2018:

The proxy statement, proxy card and annual report to security holders, including our annual report on Form 10-K for the fiscal year ended June 30, 2017, are available at www.proxyvote.com.

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, please act as soon as possible to vote your shares. Your prompt voting may save us the expense of following up with a second mailing. Beginning on or about May 17, 2018, we are sending proxy materials to stockholders of record at the close of business on April 27, 2018. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the “stockholder of record.” We are sending a Notice Regarding the Availability of Proxy Materials (the “Notice”) to beneficial owners of our stock beginning on or about May 17, 2018. If your shares are held in a stock brokerage account or by a bank or other holder of record (a “brokerage firm”), you are considered the “beneficial owner” of the shares held in street name. Beneficial owners may view proxy materials online and may also request and receive a paper or e-mail copy of the proxy materials by following the instructions provided in the Notice.

METHODS OF VOTING

If you are a beneficial owner, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of brokerage firms participate in the Broadridge Investor Communications Services online program. This program provides eligible stockholders that hold shares in street name the opportunity to vote via the Internet or by telephone. Whether or not your brokerage firm is participating in Broadridge’s program, your proxy materials will contain voting instructions. If you are a stockholder of record or if you are a beneficial owner whose brokerage firm participates in Broadridge’s program, there are three ways to vote before the meeting:

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By Internet – www.proxyvote.com. If you have Internet access, you may transmit your voting instructions up until 11:59 p.m., Eastern Time, the day before the meeting date, that is, June 25, 2018. Go to www.proxyvote.com. You must have your proxy card or Notice in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

PROXY STATEMENT, PAGE 3

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By telephone – 1-800-690-6903. You may vote using any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, the day before the meeting date, that is, June 25, 2018. Call 1-800-690-6903 toll free. You must have your proxy card or Notice in hand when you call this number and then follow the instructions.

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By mail – Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided. If you did not receive a proxy copy, you may request proxy materials, including a proxy card, by following the instructions in the Notice.

If you voted by Internet or telephone or sent in a proxy card and also attend the meeting in person, the proxy holders will vote your shares as you previously instructed unless you inform the Secretary at the meeting that you wish to vote in person.

REVOKING OR CHANGING A PROXY

You may revoke your proxy or change your vote by

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voting again by proxy over the Internet or by telephone until 11:59 p.m. on June 25, 2018 (only your last Internet or telephone vote will be counted);

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signing and returning another proxy card on a later date;

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sending written notice of revocation or change to the Secretary at our offices, 4B Cedar Brook Drive, Cranbury, New Jersey 08512; or

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informing the Secretary and voting in person at the meeting.

To be effective, a later-dated proxy or written revocation or change must arrive at our corporate offices before the start of the meeting.

If you are a beneficial owner, you may submit new voting instructions by following the instructions from the brokerage firm that holds your shares, or by obtaining a legal proxy from the brokerage firm that holds your shares giving you the right to vote the shares. You may vote in person at the meeting only if you are the stockholder of record or if you are a beneficial owner and have obtained a legal proxy from the brokerage firm that holds your shares.

PROXY SOLICITATION

We are soliciting proxies on behalf of the board of directors, and we will pay all costs of preparing, printing and mailing the proxy materials. In addition to mailing proxy materials, our officers and employees may solicit proxies by telephone, fax, e-mail or Internet, without receiving any additional compensation for their services. We have requested brokers, banks and other fiduciaries to forward proxy materials to the beneficial owners of our stock, and will pay for their reasonable expenses in forwarding proxy materials to such beneficial owners. We have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support for a service fee and the reimbursement of customary disbursements that are not expect to exceed $14,000 in the aggregate.

PROXY STATEMENT, PAGE 4

Proxies and ballots will be received and tabulated by Broadridge Financial Solutions, Inc. (“Broadridge”), and Broadridge or its designee will serve as our Inspector of Election.

HOW PROXIES ARE VOTED

The proxy holders are Carl Spana, Ph.D., our chief executive officer, president and a director, and Stephen T. Wills, our chief financial officer, chief operating officer, executive vice president, secretary and treasurer. The proxy holders will vote your shares according to your instructions on the proxy card or your Internet or telephone instructions. If a signed proxy card does not contain instructions, the proxy holders will vote the shares FOR the election of the director nominees listed on the card; FOR ratifying the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2018; FOR the approval of an increase in common stock available for issuance under our 2011 Stock Incentive Plan by 10,000,000 shares; FOR approval of the compensation of our named executive officers; and in their discretion, on any other business which may properly come before the meeting.

VOTING RIGHTS, SHARES OUTSTANDING AND VOTES PER SHARE

Holders of common stock and of Series A preferred stock at the close of business on the record date of April 27, 2018 are entitled to vote at the meeting:

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Common stock: 198,572,639 shares outstanding, one vote per share; and

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Series A preferred stock: 4,030 shares outstanding with approximately 15.03 votes per share, a total of 60,592 votes.

There are no rights of appraisal or similar rights of dissenters with respect to the items of business at this meeting.

QUORUM AND VOTES REQUIRED

A majority of the votes of shares of common stock and Series A preferred stock, in each case outstanding on April 27, 2018, the record date, with the Series A preferred stock counted on an as if converted to common stock basis, represented at the meeting in person or by proxy, constitutes a quorum. Abstentions and broker non-votes will count towards the quorum. If your shares are held in street name and you do not provide voting instructions to the brokerage firm that holds your shares, the brokerage firm can, in its discretion, vote your unvoted shares on matters on which it is permitted to exercise authority (“routine” matters). A broker non-vote occurs when a broker, bank or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because it does not have discretionary voting power for that particular item, or chooses not to vote, and has not received instructions from the beneficial owner. Common stock and Series A preferred stock will vote together as one class on the items of business listed on the proxy card. The votes required are as follows:

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Item One: Directors are elected by a plurality of votes cast, so the eight nominees receiving the most votes will be elected. Stockholders who do not wish to vote for one or more of the individual nominees may withhold their authority to vote in the manner provided on the proxy card or Internet or telephone voting systems. Brokerage firms do not have authority to vote customers’ unvoted shares held by firms in street name for the election of directors. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes or abstentions will have no effect on the results of this vote.

PROXY STATEMENT, PAGE 5

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Item Two: Ratifying the appointment of our independent registered public accounting firm for the fiscal year ending June 30, 2018 requires a majority of the votes cast on that item. Brokerage firms have authority to discretionarily vote customers’ unvoted shares held in street name on this proposal. Abstentions and broker non-votes will count neither for nor against the proposal.

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Item Three: Approval of an increase in common stock available for issuance under our 2011 Stock Incentive Plan by 10,000,000 shares requires a majority of the votes cast on that item. Broker non-votes will count neither for nor against ratification, while abstentions, under the rules of the principal exchange on which our common stock is listed, the NYSE American LLC (the “NYSE American”), will be considered as votes cast on the item, and thus count against the proposal.

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Item Four: Advisory approval of say-on-pay for named executive officers (yes or no) will be determined based on which of the two choices receives the most votes. Abstentions and broker non-votes will count neither for nor against the proposal.

WHAT IS THE EFFECT OF NOT CASTING YOUR VOTE?

If you hold your shares in street name, it is critical that you cast your vote if you want to be counted for the election of directors in Item One. Your brokerage firm will not have discretionary authority to vote for election of directors in Item One. If you hold your shares in street name and you do not provide instructions on how to vote for election of directors, no votes may be cast for election of directors on your behalf.

Your brokerage firm cannot vote your uninstructed shares in their discretion on any other matter unless it is considered “routine.” Item Two, ratifying the appointment of our independent registered public accounting firm, is a routine proposal, and your brokerage firm will have discretionary authority to vote on Item Two. If you hold your shares in street name and you do not instruct your brokerage firm how to vote, your brokerage firm may vote for Item Two.

Item Three, approval of an increase in common stock available for issuance under our 2011 Stock Incentive Plan by 10,000,000 shares, and Item Four, advisory approval on say-on-pay for named executive officers, are not considered routine. Your brokerage firm will not have discretionary authority to vote on Items Three or Four. If you hold your shares in street name and you do not provide instructions on how to vote, then no vote will be cast on these items on your behalf.

If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the annual meeting.

IS VOTING CONFIDENTIAL?

We will keep all the proxies, ballots and voting tabulations private. We only let Broadridge examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. Broadridge will, however, forward to management any written comments you make on the proxy card.

PROXY STATEMENT, PAGE 6

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding our stock who share the same address, we have adopted a procedure approved by the Securities and Exchange Commission (“SEC”) called “householding.” Under this procedure, one Notice or a single set of our annual report and proxy statement will be sent to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. Householding benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The procedure applies to our annual reports, proxy statements, other proxy materials and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each stockholder will continue to have access to and utilize separate proxy voting instructions.

If you do not wish to participate in “householding” and would like to receive your own set of any or all of our annual disclosure documents, or if you share an address with another Palatin stockholder and together both of you would like to receive only a single set of our annual disclosure documents, please contact Broadridge Financial Solutions, Inc., either by calling toll-free at (800) 542-1061, or by writing to Broadridge Financial Solutions, Inc. Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Alternatively, if your brokerage firm or other nominee holds your Palatin shares, you may contact your broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

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PROXY STATEMENT, PAGE 7

ITEM ONE: ELECTION OF DIRECTORS

Our nominating and corporate governance committee has nominated the eight persons listed below to serve as directors. A stockholder who wishes to suggest a nominee to the nominating and corporate governance committee may do so in the manner and within the time frame explained under “Nomination of Directors” below. We recommend voting FOR the eight nominees named in this proxy statement. At the meeting, the eight nominees who receive the most votes will be elected as directors to serve until the next annual meeting, or until their successors are elected and qualified. Each of the nominees other than Anthony M. Manning, Ph.D., was elected at our last annual stockholders’ meeting on June 8, 2017. Dr. Manning was elected to the board on September 7, 2017 upon the recommendation of non-management directors, and the size of the board was concurrently increased to eight members. If any of the nominees should become unavailable to serve on the board, which is not expected at this time, the proxy holders will vote your shares for a board-approved substitute, or the board may reduce the number of directors.

THE NOMINEES

Name	Age	Position with Palatin
Carl Spana, Ph.D.	55	Chief executive officer, president and a director
John K.A. Prendergast, Ph.D. (3)	64	Director, chairman of the board of directors
Robert K. deVeer, Jr. (1) (2)	72	Director
J. Stanley Hull (1) (2)	65	Director
Alan W. Dunton, M.D. (1) (2)	63	Director
Angela Rossetti (1) (3)	65	Director
Arlene M. Morris (2) (3)	66	Director
Anthony M. Manning, Ph.D.	56	Director

CARL SPANA, Ph.D., co-founder of Palatin, has been our Chief Executive Officer and President since June 14, 2000. He has been a director of Palatin since June 1996 and has been a director of our wholly-owned subsidiary, RhoMed Incorporated, since July 1995. From June 1996 through June 14, 2000, Dr. Spana served as an executive vice president and our chief technical officer. From June 1993 to June 1996, Dr. Spana was vice president of Paramount Capital Investments, LLC, a biotechnology and biopharmaceutical merchant banking firm, and of The Castle Group Ltd., a medical venture capital firm. Through his work at Paramount Capital Investments and The Castle Group, Dr. Spana co-founded and acquired several private biotechnology firms. From July 1991 to June 1993, Dr. Spana was a Research Associate at Bristol-Myers Squibb, a publicly-held pharmaceutical company, where he was involved in scientific research in the field of immunology. He was previously a member of the board of the life science company AVAX Technologies, Inc. Dr. Spana received his Ph.D. in molecular biology from The Johns Hopkins University and his B.S. in biochemistry from Rutgers University.

PROXY STATEMENT, PAGE 8

Dr. Spana’s qualifications for our board include his leadership experience, business judgment and industry experience. As a senior executive of Palatin for over nineteen years, he provides in-depth knowledge of our company, our drug products under development and the competitive and corporate partnering landscape.

JOHN K.A. PRENDERGAST, Ph.D., co-founder of Palatin, has served as the non-executive Chairman of the board since June 14, 2000, and as a director since August 1996. While Mr. Prendergast has served as a member of the board, he does not, and has not, served in a management or operational role with the company. Dr. Prendergast has been president and sole stockholder of Summercloud Bay, Inc., an independent consulting firm providing services to the biotechnology industry, since 1993. Dr. Prendergast is a director and executive chairman of the board of directors of Antyra, Inc., a privately held biopharmaceutical firm, lead director of Heat Biologics, Inc., a publicly traded clinical stage immunotherapy company, and a director of Recce Pharmaceuticals Ltd., a publicly traded Australian pharmaceutical company developing antibiotic drugs. He was previously a member of the board of the life science companies AVAX Technologies, Inc., Avigen, Inc. and MediciNova, Inc. From October 1991 through December 1997, Dr. Prendergast was a managing director of The Castle Group Ltd., a medical venture capital firm. Dr. Prendergast received his M.Sc. and Ph.D. from the University of New South Wales, Sydney, Australia and a C.S.S. in administration and management from Harvard University.

Dr. Prendergast brings a historical perspective to our board coupled with extensive industry experience in corporate development and finance in the life sciences field. His prior service on other publicly traded company boards provides experience relevant to good corporate governance practices.

ROBERT K. deVEER, Jr. has been a director of Palatin since November 1998. Since January 1997, Mr. deVeer has been the president of deVeer Capital LLC, a private investment company. He was a director of Solutia Inc., a publicly-held chemical-based materials company, until its merger with Eastman Chemical Company in July 2012. From 1995 until his retirement in 1996, Mr. deVeer served as Managing Director, Head of Industrial Group, at New York-based Lehman Brothers. From 1973 to 1995, he held increasingly responsible positions at New York-based CS First Boston, including Head of Project Finance, Head of Industrials and Head of Natural Resources. He was a managing director, member of the investment banking committee and a trustee of the First Boston Foundation. He received a B.A. in economics from Yale University and an M.B.A. in finance from Stanford Graduate School of Business.

Mr. deVeer has extensive experience in investment banking and corporate finance, including the financing of life sciences companies, and serves as the audit committee’s financial expert.

PROXY STATEMENT, PAGE 9

J. STANLEY HULL has been a director of Palatin since September 2005. Mr. Hull has over three decades of experience in the field of sales, marketing and drug development. Mr. Hull joined GlaxoSmithKline, a research-based pharmaceutical company, in October 1987 and retired as Senior Vice President, Pharmaceuticals – North America in May 2010. Mr. Hull was responsible for all commercial activities including sales, marketing, sales training and office operations. Previously Mr. Hull served in the R&D organization of Glaxo Wellcome as Vice President and Worldwide Director of Therapeutic Development and Product Strategy – Neurology and Psychiatry. Prior to his service in the R&D organization he was Vice President of Marketing – Infectious Diseases and Gastroenterology for Glaxo Wellcome-U.S. Mr. Hull started his career in the pharmaceutical industry with SmithKline and French Laboratories in 1978. Mr. Hull received his B.S. in business administration from the University of North Carolina at Greensboro.

Mr. Hull has extensive experience in commercial operations, development and marketing of pharmaceutical drugs and corporate alliances between pharmaceutical companies and biotechnology companies.

ALAN W. DUNTON, M.D., has been a director of Palatin since June 2011. He founded Danerius, LLC, a biotechnology consulting company, in 2006. From November 2015 through March 2018 he was senior vice president of research, development and regulatory affairs for Purdue Pharma L.P., with responsibilities for overall research strategy and development programs. From January 2007 to March 2009, Dr. Dunton served as president and chief executive officer of Panacos Pharmaceuticals Inc. and he served as a managing director of Panacos from March 2009 to January 2011. Dr. Dunton is currently a member of the board of directors of the publicly traded company Oragenics, Inc. He previously served on the board of directors of the publicly traded companies Targacept, Inc., EpiCept Corporation (as Non-Executive Chairman), Adams Respiratory Therapeutics, Inc. (acquired by Reckitt Benckiser Group plc), MediciNova, Inc. and Panacos Pharmaceuticals, Inc. Dr. Dunton has served as a director or executive officer of various pharmaceutical companies, and from 1994 to 2001, Dr. Dunton was a senior executive in various capacities in the Pharmaceuticals Group of Johnson & Johnson, including president and managing director of the Janssen Research Foundation, the primary global R&D organization for Johnson & Johnson. Dr. Dunton received his M.D. degree from New York University School of Medicine, where he completed his residency in internal medicine. He also was a Fellow in Clinical Pharmacology at the New York Hospital/Cornell University Medical Center.

Dr. Dunton has extensive drug development and clinical research experience, having played a key role in the development of more than 20 products to regulatory approval, and also has extensive experience as an executive and officer for both large pharmaceutical companies and smaller biotechnology and biopharmaceutical companies.

ANGELA ROSSETTI has been a director of Palatin since June 2013. From June 2015 through July 2017, she served as Executive Vice President of Cell Machines, Inc., an early stage biopharmaceutical company developing novel protein therapies. Previously, Ms. Rossetti served in pharmaceutical marketing, communications and financial roles, including as Vice President at Pfizer Inc., where she led a global commercial medicine team for smoking cessation, and as an Assistant Vice President at Wyeth, managing a global hemophilia business. Previously, she was President of Ogilvy Healthworld, an advertising business in the pharmaceutical and biotechnology sectors, and served on the Biotech and Pharmaceutical Advisory Board of Danske Capital for six years. Ms. Rossetti graduated from a joint program of the Albert Einstein College of Medicine and Benjamin N. Cardozo School of Law with an M.S.in Bioethics in 2014, has an M.B.A. in Finance from Columbia University Graduate School of Business and a B.A. in Biology from the University of Pennsylvania, and is an adjunct Assistant Professor at New York Medical College.

PROXY STATEMENT, PAGE 10

Ms. Rossetti has extensive experience in worldwide development and marketing of specialty pharmaceuticals, including prefilled syringe products, in communications and development of commercialization plans and in pharmaceutical and biotechnology finance.

ARLENE M. MORRIS has been a director of Palatin since June 2015. Since May 2015 she has served as the chief executive officer of Willow Advisors, LLC. From April 2012 until May 2015 she was President and Chief Executive Officer of Syndax Pharmaceuticals, Inc., a privately held biopharmaceutical company focused on the development and commercialization of an epigenetic therapy for treatment-resistant cancers, and was a member of the board of directors from May 2011 until May 2015. From 2003 to January 2011, Ms. Morris served as the President, Chief Executive Officer and a member of the board of directors of Affymax, Inc., a publicly traded biotechnology company. Ms. Morris has also held various management and executive positions at Clearview Projects, Inc., a corporate advisory firm, Coulter Pharmaceutical, Inc., a publicly traded pharmaceutical company, Scios Inc., a publicly traded biopharmaceutical company, and Johnson & Johnson, a publicly traded healthcare company. She is currently a member of the board of directors of Viveve Medical, Inc., a publicly traded female healthcare medical device company, miRagen Therapeutics, Inc., a publicly traded microRNA therapeutics company, and Neovacs, SA, a French publicly traded biotechnology company, and was a director of Biodel Inc., a publicly traded specialty pharmaceutical company, from 2015 until its merger with Albireo Limited in 2016, and Dimension Therapeutics, Inc., a publicly traded gene therapy company, until its acquisition by Ultragenyx Pharmaceutical Inc. in 2017. Ms. Morris received a B.A. in Biology and Chemistry from Carlow College.

Ms. Morris has extensive experience in the biotechnology industry, including prior leadership positions, current senior management and board service, and experience as chief executive officer of companies with product candidates in phase 3 clinical trials.

ANTHONY M. MANNING, Ph.D., has been a director of Palatin since September 2017. Since 2013, Dr. Manning has been senior vice president of research at Momenta Pharmaceuticals, Inc., a publicly traded biopharmaceutical company developing therapeutics for autoimmune indications as well as biosimilars and generic versions of complex drugs. From 2011 to 2013, he was senior vice president of research and development at Aileron Therapeutics, Inc., a publicly traded biopharmaceutical company developing stapled peptide therapeutics for cancers and other diseases. From 2007 to 2011, he was vice president and head of inflammation and autoimmune diseases research at Biogen, Inc., a publicly traded biopharmaceutical company developing medicines for neurological and neurodegenerative conditions. From 2002 to 2007, he was vice president and global therapy area head for Roche Pharmaceuticals, the pharmaceutical division of Roche Holding AG, and from 2000 to 2002 he was vice president of Pharmacia, a global pharmaceutical company acquired by Pfizer in 2002. Dr. Manning received his Ph.D., M.Sc. and B.Sc. from the University of Otago, Dunedin, New Zealand.

Dr. Manning has extensive experience in translational research and development of new pharmaceutical products, and in pharmaceutical and biotechnology research, development and business strategy.

RECOMMENDATION OF THE BOARD

The board recommends a vote FOR the election of the eight nominees listed above.

[END OF ITEM ONE]

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PROXY STATEMENT, PAGE 11

ITEM TWO: RATIFICATION OF APPOINTMENT OF KPMG LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We recommend voting FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2018. KPMG served as our independent registered public accounting firm for the fiscal year ended June 30, 2017. We expect that a representative of KPMG will attend the annual meeting. The representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions from stockholders.

Audit Fees. For the fiscal year ended June 30, 2017, KPMG billed us a total of $382,600 for professional services rendered for the audit of our annual consolidated financial statements, review of our consolidated financial statements in our Forms 10-Q and services provided in connection with regulatory filings. For the fiscal year ended June 30, 2016, KPMG billed us a total of $235,500 for professional services rendered for the audit of our annual consolidated financial statements and review of our consolidated financial statements in our Forms 10-Q.

Audit-Related Fees. For the fiscal years ended June 30, 2017 and 2016, KPMG did not perform or bill us for any audit-related services.

Tax Fees. For the fiscal year ended June 30, 2017, KPMG billed us a total of $208,651 for professional services rendered for tax compliance and Internal Revenue Code Section 382 services. For the fiscal year ended June 30, 2016, KPMG billed us $16,000 for professional services rendered for tax compliance.

All Other Fees. KPMG did not perform or bill us for any services other than those described above for the fiscal years ended June 30, 2017 and 2016.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors. Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Before engaging the independent registered public accounting firm for the next year’s audit, management will submit to the audit committee for approval an estimate of fees for services expected to be rendered during that year in each of four categories:

1. Audit services, including work that generally only our independent registered public accounting firm can reasonably be expected to provide, such as services provided in connection with regulatory filings, statutory audits and attest services and consultation regarding financial accounting and/or reporting standards;

2. Audit-related services, including assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits and special procedures required to meet certain regulatory requirements;

PROXY STATEMENT, PAGE 12

3. Tax services, including services performed by our independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the consolidated financial statements, including fees in the areas of tax compliance, tax planning and tax advice; and

4. All other services not described in the preceding categories. We generally do not request other services from our independent registered public accounting firm.

The audit committee pre-approves fees for each category of service. The fees are budgeted and the audit committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging the independent registered public accounting firm. All services provided by our independent registered public accounting firm in fiscal years 2017 and 2016 were pre-approved.

The audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.

Although stockholder approval of KPMG LLP’s appointment as our independent registered public accounting firm is not required by law or binding on the board or the audit committee, the board and the audit committee believe that stockholders should have an opportunity to express their views. In the event the stockholders do not ratify the appointment of KPMG LLP as our independent registered public accounting firm, the audit committee will reconsider its appointment.

REPORT OF THE AUDIT COMMITTEE

The audit committee of the board of directors, which consists entirely of directors who meet the independence and experience requirements of the NYSE American, has furnished the following report:

The audit committee assists the board in overseeing and monitoring the integrity of its financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee reviews and reassesses our charter annually and recommends any changes to the board for approval. The audit committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of KPMG LLP.

The audit committee has reviewed and discussed the audited consolidated financial statements for the fiscal year ended June 30, 2017 with Palatin’s management and has discussed with KPMG LLP the matters required to be discussed under Public Company Accounting Oversight Board standards. In addition, the audit committee has received from KPMG LLP the written disclosures and a letter from KPMG LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP communications with the audit committee, and the audit committee further discussed with KPMG LLP its independence. The audit committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process, among other factors, that the committee determined appropriate.

PROXY STATEMENT, PAGE 13

Based on these reviews and discussions, we recommended to the board of directors that the audited consolidated financial statements be included in Palatin’s annual report on Form 10-K for the fiscal year ended June 30, 2017.

The Audit Committee

Robert K. deVeer, Jr., Chairman

Alan W. Dunton, M.D.

J. Stanley Hull

Angela Rossetti

RECOMMENDATION OF THE BOARD

The board recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2018.

[END OF ITEM TWO]

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PROXY STATEMENT, PAGE 14

ITEM THREE: APPROVAL OF AN INCREASE IN
COMMON STOCK AVAILABLE FOR ISSUANCE UNDER OUR 2011
STOCK INCENTIVE PLAN

The company is asking stockholders to approve an amendment to our 2011 Stock Incentive Plan, as amended and restated (the “2011 Plan”) in order to increase the number of shares available for equity awards under the 2011 Plan by 10,000,000 shares, from 22,500,000 shares to 32,500,000 shares.

INCREASE IN PLAN SHARES

On April 5, 2018, the board of directors authorized an increase in the number of shares of common stock available for issuance under the 2011 Plan from 22,500,000 shares to 32,500,000 shares. 3,500,000 shares were initially available under the 2011 Plan. An increase of 3,500,000 shares, to a total of 7,000,000 shares, was authorized by the board of directors on April 25, 2013, and approved by stockholders on June 27, 2013. An increase of 3,000,000 shares, to a total of 10,000,000 shares, together with amendments to and restatement of the 2011 Plan, was authorized by the board of directors on March 3, 2015, and approved by stockholders on June 9, 2015. An increase of 2,500,000 shares, to a total of 12,500,000 shares, was authorized by the board of directors on April 1, 2016, and approved by the stockholders on June 9, 2016. An increase of 10,000,000 shares, to a total of 22,500,000, was authorized by the board of directors on March 30, 2017, and approved by the stockholders on June 8, 2017. Additionally, 595,726 shares have been available under the 2011 Plan upon reversion from its predecessor plan, our 2005 Stock Plan (the “Prior Plan”). As of April 13, 2017, options to purchase 6,295,132 shares were outstanding under the 2011 Plan and 3,448,705 shares were issuable under outstanding restricted stock units. Restricted stock units for 1,378,750 have vested but have not been delivered under deferred delivery provisions providing for delivery after the grantee’s separation from service or a defined change in control event, and restricted stock units for 2,289,081 shares have vested and been delivered under the 2011 Plan. All of the delivered shares under restricted stock units are no longer available for issuance, and shares under restricted stock units that have vested but not been delivered are no longer available for issuance unless the restricted share units are forfeited by reason of termination for cause. As of April 27, 2018, the number of shares issued or potentially issuable under all options and stock awards was 22,353,902, which leaves only 146,098 shares available for future grants of awards under the 2011 Plan. The board believes that it will not be able to continue carrying out the purposes of the 2011 Plan unless additional stock becomes available for issuance.

Plan Highlights. The 2011 Plan authorizes the grant of equity-based and cash-based compensation to our key employees, consultants and non-employee directors in the form of stock options, stock appreciation rights (“SARs”), restricted shares, restricted stock units, other share-based awards and cash-based awards. Some of the key features of the 2011 Plan, assuming authorization of an increase in the number of shares of common stock available for issuance, are highlighted below and are more fully described under the heading “Summary of the Plan.”

PROXY STATEMENT, PAGE 15

●
The maximum number of shares that may be issued under the 2011 Plan is 32,500,000, plus the number of shares available to be granted under the Prior Plan on May 11, 2011, the date of the initial stockholder approval of the 2011 Plan, and shares which become available under the 2011 Plan if they are forfeited or otherwise become available under the Prior Plan on or after May 11, 2011.

●
The 2011 Plan does not permit what has been labeled by some stockholder groups as “liberal share counting” when determining the number of shares that have been granted. Only awards that are cancelled, forfeited or which are paid in cash can be added back to the share reserve.

●
Dividends or dividend equivalents provided with respect to awards will be accumulated or deemed reinvested until such award is earned and vested, including the satisfaction of any service vesting conditions and any applicable performance goals.

●
The 2011 Plan prohibits the use of “discounted” stock options or SARs.

●
The 2011 Plan prohibits the re-pricing of stock options and SARs without stockholder approval.

●
Any awards granted under the 2011 Plan are subject to forfeiture or repayment if a participant has engaged in detrimental activity (as described below). Awards may also be subject to forfeiture or repayment pursuant to the terms of any compensation recovery policy adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules issued by the SEC or the NYSE American.

SUMMARY OF THE 2011 PLAN

The following is a summary of the 2011 Plan and is qualified in its entirety by reference to the full text of the 2011 Plan, which is attached as Appendix A to this Proxy Statement. If our stockholders do not approve the amendment to the 2011 Plan, the share increase to the 2011 Plan will not take effect. However, the 2011 Plan will remain in full effect according to its existing terms, and we will be able to continue to make awards under the 2011 Plan subject to existing authorized share limits.

Plan Limits. Assuming stockholder approval of the amendment to the 2011 Plan, the maximum number of shares of our common stock that may be issued or transferred with respect to awards under the 2011 Plan will be 32,500,000, plus the number of shares available to be granted under the Prior Plan on May 11, 2011, and shares that become available under the 2011 Plan if they are forfeited or otherwise become available under the Prior Plan on or after May 11, 2011. Shares issued or delivered pursuant to an award under the 2011 Plan may include authorized but unissued shares, treasury shares, or a combination of the foregoing. Shares covering awards that terminate or are forfeited, or shares that are returned to the company pursuant to a compensation recovery policy, will again be available for issuance under the 2011 Plan, and upon payment in cash of the benefit provided by any award granted under the 2011 Plan, any shares that were covered by that award will be available for issue or transfer under the 2011 Plan.

Notwithstanding the foregoing, shares surrendered for the payment of the exercise price under stock options, repurchased by us with option proceeds, or withheld for taxes upon exercise or vesting of an award, are not again available for issuance under the 2011 Plan. In addition, if a stock appreciation right is exercised and settled in shares, all of the shares underlying the stock appreciation right are counted against the 2011 Plan limit regardless of the number of shares used to settle the stock appreciation right.

PROXY STATEMENT, PAGE 16

In order to comply with the rules applicable to incentive stock options, the 2011 Plan provides that all of the shares available may be issued as incentive stock options. In addition, the 2011 Plan provides that the maximum value of grants in any calendar year under the 2011 Plan to non-employee members of the board of directors, taken together with any cash fees paid to such person during such calendar year, shall not exceed $350,000, with the aggregate grant fair value determined as of the applicable date or dates of grant in accordance with applicable financial accounting rules.

Administration. The 2011 Plan is administered by our compensation committee or such other committee as our board selects consisting of two or more directors, each of whom is intended to be a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, an “outside director” under regulations promulgated under Section 162(m) of the Code, and an “independent director” under the NYSE American listing standards. The compensation committee has full and final authority in its discretion to take all actions determined to be necessary in the administration of the 2011 Plan.

Our board may reserve to itself any or all of the authority and responsibility of the compensation committee under the 2011 Plan or may act as administrator of the 2011 Plan for any and all purposes. In addition, to the extent permitted by applicable laws, our board or compensation committee may expressly delegate to one or more directors or officers some or all of the compensation committee’s authority, within specified parameters, to administer the 2011 Plan.

Eligibility. The 2011 Plan provides that awards may be granted to our employees (including employees of our subsidiaries), consultants and non-employee directors who are selected by the compensation committee, in its discretion, except that incentive stock options may be granted only to employees. Six non-employee directors and 20 employees, together with consultants we utilize, would currently be eligible to participate in the 2011 Plan.

             Duration and Modification. The 2011 Plan will terminate on March 10, 2025, or such earlier date as our board of directors may determine. The 2011 Plan will remain in effect for outstanding awards until no awards remain outstanding. The board may amend, suspend or terminate the 2011 Plan at any time but stockholder approval is required for any further amendment to the extent necessary to comply with the NYSE American rules or applicable laws. An amendment of the 2011 Plan or any award may not adversely affect in a material way any outstanding award without the consent of the affected participant, provided that the compensation committee may amend the plan or any award without a participant’s consent to the extent the compensation committee deems necessary to comply with applicable law.

Stock Options. Our compensation committee may, at any time and from time to time, grant stock options to participants in such number as the compensation committee determines in its discretion. Stock options may consist of incentive stock options (“ISOs”), non-qualified stock options or any combinations of the foregoing awards.

Stock options provide the right to purchase common shares at a price not less than their fair market value on the date of grant (which date may not be earlier than the date that the compensation committee takes action with respect to such grants). The fair market value of our common stock as reported on the NYSE American on the record date, April 27, 2018, was $1.18 per share. No stock options may be exercised more than 10 years from the date of grant.

PROXY STATEMENT, PAGE 17

Each grant must specify (i) the period of continuous employment that is necessary (or the performance objectives that must be achieved) before the stock options become exercisable, and (ii) the extent to which the option holder will have the right to exercise the stock options following termination. Our compensation committee will determine the terms in its discretion, which terms need not be uniform among all option holders. No dividend equivalents may be provided with respect to any award of stock options.

The option price is payable at the time of exercise (i) in cash, (ii) by tendering unrestricted shares of our common stock that are already owned by the option holder and have a value at the time of exercise equal to the option price, (iii) by a cashless exercise (including by withholding shares deliverable upon exercise and through a broker-assisted arrangement to the extent permitted by applicable law), (iv) by any combination of the foregoing methods of payment, or (v) through any other method approved by the compensation committee.

Stock Appreciation Rights. Our compensation committee may, at any time and from time to time, grant SARs to participants in such number as the compensation committee determines in its discretion. The grant price for each SAR will be determined by the compensation committee, in its discretion, and will be at least equal to the fair market value of a share on the date of grant. No SAR may be exercised more than 10 years from the date of grant.

Upon the exercise of a SAR, the holder is entitled to receive payment in an amount determined by multiplying (i) the excess of the fair market value of a common share on the date of exercise over the grant price, by (ii) the number of shares with respect to which the SAR is exercised. Each grant will specify whether the payment will be in cash, common shares of equivalent value, or in some combination thereof.

Each grant of a SAR must specify (i) the period of continuous employment that is necessary (or the performance objectives that must be achieved) before the SAR becomes exercisable and (ii) the extent to which the holder will have the right to exercise the SAR following termination. Our compensation committee will determine these terms in its discretion, and these terms need not be uniform among all participants. No dividend equivalents may be provided with respect to any award of SARs.

Restricted Shares. Our compensation committee may, at any time and from time to time, grant or sell restricted shares to participants in such number as the compensation committee determines in its discretion.

An award of restricted shares constitutes an immediate transfer of ownership of a specified number of common shares to the recipient in consideration of the performance of services. Unless otherwise provided by the compensation committee, the participant is entitled immediately to voting, dividend and other ownership rights in the shares. However, any dividends with respect to unvested restricted shares will be accumulated or reinvested subject to the same terms and conditions as the restricted shares. The transfer may be made without additional consideration or in consideration of a payment by the recipient that is less than the fair market value per share on the date of grant.

PROXY STATEMENT, PAGE 18

Restricted shares must be subject to a “substantial risk of forfeiture,” within the meaning of Section 83 of the Code, based on continued service, the achievement of performance objectives, or upon the occurrence of other events as determined by our compensation committee, at its discretion. In order to enforce these forfeiture provisions, the transferability of restricted shares will be prohibited or restricted in the manner prescribed by the compensation committee on the date of grant for the period during which such forfeiture provisions are to continue.

Restricted Share Units. Our compensation committee may, at any time and from time to time, grant or sell restricted share units, which are also sometimes called “restricted stock units,” to participants in such number as the compensation committee determines in its discretion.

Restricted share units constitute an agreement to deliver common shares to the recipient in the future at the end of a restriction period and subject to the fulfillment of such conditions as the compensation committee may specify. To the extent earned, the participant will receive payment of such performance-based restricted share units at the time and in the manner determined by our compensation committee, in cash, common shares, restricted shares, or any combination thereof.

During the restriction period the participant has no right to transfer any rights under his or her award and no right to vote or receive dividends on the shares covered by the restricted share units, but the compensation committee may authorize the payment of dividend equivalents with respect to the restricted share units on a deferred basis, either accumulated or deemed reinvested until vesting of the underlying award.

Other Share-Based Awards. Our compensation committee may, at any time and from time to time, grant or sell other share-based awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of our common stock or factors that may influence the value of such shares. For example, the awards may include common shares granted as a stock bonus, convertible or exchangeable debt securities or other securities, purchase rights for shares, or awards with value and payment contingent upon performance of our company or our subsidiaries or other factors determined by the compensation committee.

The compensation committee will determine the terms and conditions of these other share-based awards. Common shares delivered pursuant to these types of awards will be purchased for such consideration, by such methods and in such forms as the compensation committee determines. Other share-based awards may be granted with a right to receive dividend equivalents on a deferred basis, either accumulated or deemed reinvested until vesting of the underlying award.

Cash-Based Awards. We may also grant cash-based awards under the 2011 Plan. A cash-based award gives a participant a right to receive a specified amount of cash, subject to terms and conditions established by the compensation committee, which may include continued service and/or the achievement of performance objectives.

PROXY STATEMENT, PAGE 19

Performance Objectives. Our compensation committee may condition the vesting, exercise or payment of any award upon the achievement of one or more performance objectives. Performance objectives may be described in terms of either company-wide objectives or objectives that are related to the performance of the individual participant or the performance of our company or one or more of its subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of an individual participant. The performance objectives may be relative to the performance of a group of comparable companies, a published or special index that our compensation committee, in its discretion, deems appropriate, or we may also select performance objectives as compared to various stock market indices.

For example, performance objectives may be based on one or more of the following criteria: revenues, earnings from operations, operating income, earnings before or after interest and taxes, operating income before or after interest and taxes, net income, cash flow, earnings per share, return on total capital, return on invested capital, return on equity, return on assets, total return to stockholders, earnings before or after interest, or extraordinary or special items, operating income before or after interest, taxes, depreciation, amortization or extraordinary or special items, return on investment, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital, operating margin, profit margin, contribution margin, stock price and/or strategic business criteria consisting of one or more objectives based on meeting specified product development, strategic partnering, research and development milestones, clinical trial status, product approvals in geographic regions, market penetration, geographic business expansion goals, cost targets, customer satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures. The performance objectives may be calculated without regard to extraordinary items or adjusted, as the compensation committee deems equitable, in recognition of unusual or non-recurring events affecting our company or its subsidiaries or changes in applicable tax laws or accounting principles.

Acceleration of Awards. Our compensation committee may in its discretion determine at any time that: (i) all or a portion of a participant’s stock options, SARs and other awards in the nature of rights that may be exercised will become fully or partially exercisable; (ii) all or a part of the time-based vesting restrictions on all or a portion of the outstanding awards will lapse; (iii) any performance-based criteria with respect to any awards will be deemed to be wholly or partially satisfied; and/or (iv) any other limitation or requirement under any such award will be waived, in each case, as of such date as the compensation committee, in its discretion, declares. Any such decisions by the compensation committee need not be uniform among all participants or awards. The compensation committee will not make any adjustment that would cause an award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A or that would cause an award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A.

Change in Control. If we experience a change in control, the compensation committee generally has discretion to take action with respect to outstanding awards, including, without limitation, the ability to (i) accelerate the vesting, settlement or exercisability of an award; (ii) cancel an award in exchange for a cash payment; (iii) cancel a stock option or SAR without payment if the fair market value of a share on the date of the change in control does not exceed the exercise price per share of the stock option or SAR; or (iv) issue substitute awards.

PROXY STATEMENT, PAGE 20

A change in control generally means any of the following: (i) the acquisition of 50% or more of our outstanding voting securities; (ii) a change in the membership of our board of directors, so that the current incumbents and their approved successors no longer constitute a majority; (iii) consummation of a merger, reorganization or consolidation, unless the owners of our voting securities own 50% or more of the resulting corporation; or (iv) the sale or other disposition of all or substantially all of our assets.

Forfeiture or Repayment of Awards. If a participant has engaged in detrimental activity, then, upon notice from the compensation committee, the participant shall forfeit all outstanding awards, return any shares held by the participant that were acquired under the 2011 Plan within two years prior to the date of participant’s initial commencement of the detrimental activity, and repay the company in cash for any shares that were acquired under the 2011 Plan within two years prior to the date of participant’s initial commencement of the detrimental activity, but previously disposed of by the participant. Detrimental activity generally means violations of any non-compete, non-solicitation, confidentiality, or ownership of works covenants, each as set forth in any agreement between the participant and the company or a subsidiary, including, but not limited to, the award agreement or any severance plan maintained by the company or a subsidiary that covers the participant. Detrimental activity also includes (i) participant’s commission of any act of fraud, misappropriation or embezzlement against or in connection with the company or any of its subsidiaries, or (ii) a conviction, guilty plea or plea of nolo contendere of participant for any crime involving dishonesty or for any felony.

Awards may also be subject to forfeiture or repayment pursuant to the terms of any compensation recovery policy adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules issued by the SEC or the NYSE American.

Transferability. Except as our board of directors or compensation committee otherwise determines, awards granted under the 2011 Plan will not be transferable by a participant other than by will or the laws of descent and distribution. Except as otherwise determined by our compensation committee, any stock options and SARs will be exercisable during a participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative. Any award made under the 2011 Plan may provide that any common shares issued or transferred as a result of the award will be subject to further restrictions upon transfer.

Adjustments. In the event of any equity restructuring, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through a large, nonrecurring cash dividend, our compensation committee will adjust the number and kind of shares that may be delivered under the 2011 Plan, the individual award limits, and, with respect to outstanding awards, the number and kind of shares subject to outstanding awards, the exercise price, and the grant price or other price of shares subject to outstanding awards, to prevent dilution or enlargement of rights. In the event of any other change in corporate capitalization, such as a merger, consolidation or liquidation, the compensation committee may, in its discretion, cause there to be such equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights. However, unless otherwise determined by the compensation committee, we will always round down to a whole number of shares subject to any award. Any such adjustment will be made by our compensation committee, whose determination will be conclusive.

PROXY STATEMENT, PAGE 21

Prohibition on Re-Pricing. Subject to adjustment as described under “Adjustments” immediately above, the 2011 Plan does not permit, without the approval of our stockholders, what is commonly known as the “re-pricing” of stock options or SARs, including:

●
an amendment to reduce the exercise price of any outstanding stock option or base price of any outstanding SAR;

●
the cancellation of an outstanding stock option or SAR and replacement with a stock option having a lower exercise price or with a SAR having a lower base price; and

●
the cancellation of an outstanding stock option or SAR and replacement with another award under the 2011 Plan.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion is limited to a summary of the U.S. federal income tax provisions relating to the grant, exercise and vesting of awards under the 2011 Plan. The tax consequences of awards may vary according to country of participation. Also, the tax consequences of the grant, exercise or vesting of awards vary depending upon the particular circumstances, and it should be noted that income tax laws, regulations and interpretations change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local and foreign tax laws.

Tax Consequences to Participants

Nonqualified Stock Options. In general, (i) a participant will not recognize income at the time a nonqualified option is granted; (ii) a participant will recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for the shares; and (iii) at the time of sale of shares acquired pursuant to the exercise of the nonqualified option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options. A participant will not recognize income at the time an ISO is granted or exercised. However, the excess of the fair market value of the shares on the date of exercise over the option price paid may constitute a preference item for the alternative minimum tax. If shares are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of the grant or within one year after the issuance of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss. If shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares as of the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs. A participant will not recognize income upon the grant of a SAR. The participant generally will recognize ordinary income when the SAR is exercised in an amount equal to the cash and the fair market value of any unrestricted shares received on the exercise.

PROXY STATEMENT, PAGE 22

Restricted Shares. A participant will not be subject to tax until the shares of restricted shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code. At that time, the participant will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the participant for such restricted shares). However, a participant who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares over the purchase price, if any, of such restricted shares. Any appreciation (or depreciation) realized upon a later disposition of such shares will be treated as long-term or short-term capital gain depending upon how long the shares have been held.

Restricted Share Units. A participant will not recognize income upon the grant of restricted share units. Upon payment of the awards, the participant generally will recognize ordinary income in an amount equal to the cash and the fair market value of any unrestricted shares received.

Other Share-Based Awards and Cash-Based Awards. A participant generally will recognize ordinary income upon the payment of other share-based awards or cash-based awards in an amount equal to the cash and the fair market value of any unrestricted shares received.

Dividend Equivalents. Any dividend equivalents awarded with respect to awards granted under the 2011 Plan and paid in cash or unrestricted shares will be taxed to the participant at ordinary income rates when received by the participant.

Section 409A. The 2011 Plan permits the grant of various types of awards that may or may not be exempt from Section 409A of the Code. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described and could result in the imposition of additional taxes and penalties. Restricted shares awards, unrestricted shares awards, stock options and SARs that comply with the terms of the 2011 Plan are designed to be exempt from the application of Section 409A. Restricted share units and dividend equivalents granted under the 2011 Plan will be subject to Section 409A unless they are designed to satisfy the short-term deferral exemption (or another applicable exception). If not exempt, those awards will be designed to meet the requirements of Section 409A in order to avoid early taxation and penalties.

Tax Consequences to Us. When a participant recognizes ordinary compensation income as a result of an award granted under the 2011 Plan, we may be permitted to claim a federal income tax deduction for such compensation, subject to various limitations that may apply under applicable law.

For example, Section 162(m) of the Code disallows the deduction of certain compensation in excess of $1 million per year payable to any of the “covered employees” of a public company. The compensation committee has granted stock options and performance-based restricted stock units under the 2011 Plan that were intended to be exempt from the $1 million deduction limit of Section 162(m) to the extent that those grants were within the applicable sub-limits for those awards. Any grants of stock options and performance-based restricted stock units under the 2011 Plan to covered employees in excess of the applicable sub-limits in the 2011 Plan were not intended to be exempt from the $1 million deduction limit.

However, as a result of changes to Section 162(m) pursuant to the Tax Cuts and Jobs Act, which was enacted on December 22, 2017, compensation paid in the fiscal year starting July 1, 2018 or a later fiscal year to one of our covered employees generally will not be deductible by the company to the extent that it exceeds $1 million, except as otherwise permitted by applicable transition rules.

PROXY STATEMENT, PAGE 23

Further, to the extent that compensation provided under the 2011 Plan may be deemed to be contingent upon a change in control of the company, a portion of such compensation may be non-deductible by the company under Section 280G of the Internal Revenue Code and may be subject to a 20% excise tax imposed on the recipient of the compensation.

AWARDS GRANTED TO MANAGEMENT, DIRECTORS AND EMPLOYEES

The following table shows all outstanding options and restricted stock units as of April 27, 2018, whether currently exercisable or not, granted under the 2011 Plan to our executive officers, directors and employees. These options and restricted stock units are not subject to stockholder approval of an increase in common stock available for issuance under our 2011 Plan by 10,000,000 shares. The closing price of our common stock as reported on NYSE American was $1.18 on April 27, 2018.

NEW PLAN BENEFITS
OUTSTANDING AWARDS TABLE – 2011 PLAN

Name and Position	Number of option shares	Number of restricted stock units (1)
Carl Spana, Ph.D., chief executive officer, president and director	3,870,000	2,785,000
Stephen T. Wills, MST, CPA, chief financial officer, chief operating officer and executive vice president	3,375,000	2,438,000
John K.A. Prendergast, Ph.D., director and chairman of the board	548,750	268,000
Robert K. deVeer, Jr., director	304,500	134,000
J. Stanley Hull, director	301,000	134,000
Alan W. Dunton, M.D., director	234,000	124,000
Angela Rossetti, director	186,500	114,000
Arlene Morris, director	141,500	104,000
Anthony M. Manning, Ph.D., director	69,000	69,000
TWO EXECUTIVE OFFICERS AS A GROUP:	7,245,000	5,223,000
SEVEN NON-EXECUTIVE DIRECTORS AS A GROUP:	1,785,250	947,000
NON-EXECUTIVE EMPLOYEES AS A GROUP:	2,240,600	2,661,683

(1)
Includes restricted stock units which have vested but have not been delivered under deferred delivery provisions providing for delivery after the grantee’s separation from service or a defined change in control event. Restricted stock units that have been vested but not delivered under deferred delivery provisions are subject to forfeiture in the event of termination for cause.

Our compensation committee will determine, in its discretion, all awards under the 2011 Plan, but except as set forth above no future awards to our officers, employees or non-employee directors under the 2011 Plan are currently determinable.

PROXY STATEMENT, PAGE 24

OTHER MATTERS

Registration with the SEC. We intend to file a Registration Statement on Form S-8 relating to the issuance of additional common shares under the 2011 Plan with the SEC under the Securities Act of 1933, as soon as is practicable after approval by our stockholders of the increase in shares available under the 2011 Plan.

Securities Authorized for Issuance Under Equity Compensation Plans. The table below provides information on our equity compensation plans as of June 30, 2017:

Equity Compensation Plan Information as of June 30, 2017

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	14,136,749(1)	$0.76(2)	6,525,778
Equity compensation plans not approved by security holders	25,000(3)	$0.70	-
Total	14,161,749		6,525,778

(1)
Consists of 8,592,162 options and 5,209,617 restricted stock units granted under our 2011 Plan and 334,970 options granted under our 2005 Stock Plan. Our 2005 Stock Plan has terminated, but termination does not affect awards that are currently outstanding under this plan. The shares subject to outstanding awards under the 2005 Stock Plan, if forfeited prior to exercise, will become available for issuance under the 2011 Plan.

(2)
The amount in column (a) for equity compensation plans approved by security holders includes 5,209,617 shares reserved for issuance of outstanding restricted stock units, granted under our 2011 Plan, which either vest on various dates through June 20, 2021, subject to the fulfillment of service conditions, or have vested but have not been delivered under deferred delivery provisions providing for delivery after the grantee’s separation from service or a defined change in control event. Because no exercise price is required for issuance of shares on vesting of the restricted stock units, the weighted-average exercise price in column (b) does not take the restricted stock units into account.

(3)
Consists of two warrants to purchase 12,500 shares at $0.70 per share issued in connection with a contract for financial advisory services.

PROXY STATEMENT, PAGE 25

Current Equity Compensation Plan Information. As of April 27, 2018, there were 11,481,412 shares subject to issuance upon exercise of outstanding options under all of our equity compensation plans referred to in the table below, at a weighted average exercise price of $0.73, and with a weighted average remaining life of 7.5 years. There were a total of 8,831,683 shares subject to outstanding restricted stock unit awards that remain subject to forfeiture. As of April 27, 2018, there were 146,098 shares available for future issuance under the 2011 Plan, which is the only equity compensation plan for which any shares are available for future issuance.

Equity Compensation Plan Information as of April 27, 2018

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	20,313,095(1)	$0.73(2)	146,098
Equity compensation plans not approved by security holders	25,000(3)	$0.70	-
Total	20,338,095		146,098

(1)
Consists of 11,234,162 options and 8,831,683 restricted stock units granted under our 2011 Plan and 247,250 options granted under our 2005 Stock Plan. Our 2005 Stock Plan has terminated, but termination does not affect awards that are currently outstanding under this plan. The shares subject to outstanding awards under the 2005 Stock Plan, if forfeited prior to exercise, will become available for issuance under the 2011 Plan.

(2)
The amount in column (a) for equity compensation plans approved by security holders includes 8,831,683 shares reserved for issuance of outstanding restricted stock units, granted under our 2011 Plan, which either vest on various dates through December 12, 2021, subject to the fulfillment of service conditions, or have vested but have not been delivered under deferred delivery provisions providing for delivery after the grantee’s separation from service or a defined change in control event. Because no exercise price is required for issuance of shares on vesting of the restricted stock units, the weighted-average exercise price in column (b) does not take the restricted stock units into account.

(3)
Consists of two warrants to purchase 12,500 shares at $0.70 per share issued in connection with a contract for financial advisory services.

There have been no grants of any options, warrants or rights under the 2011 Plan or otherwise between April 27, 2018 and the date of this proxy statement, May 16, 2018.

RECOMMENDATION OF THE BOARD

The board recommends a vote FOR an increase in common stock available for issuance under our 2011 Stock Incentive Plan by 10,000,000 shares.

[END OF ITEM THREE]

PROXY STATEMENT, PAGE 26

ITEM FOUR: ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS

As required by Section 14A of the Securities Exchange Act of 1934, as amended, we are seeking an advisory, non-binding stockholder vote with respect to the compensation of our named executive officers listed in the Summary Compensation Table in the “Executive Compensation” section of this Proxy Statement (sometimes referred to as the “NEOs”) for the fiscal year ended June 30, 2017, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. This vote is commonly known as a “say-on-pay” advisory vote.

The board of directors, consistent with the advisory vote of the stockholders at the 2013 annual meeting, has adopted an annual frequency for a say-on-pay advisory vote. The next say-on-pay advisory vote will occur at the annual meeting for the fiscal year ending June 30, 2018, to be held in 2019.

At our 2017 annual meeting, our say-on-pay proposal was supported by approximately 56% of the votes cast for or against advisory approval. The compensation committee did not implement any changes based on the advisory vote of the stockholders on say-on-pay at the last annual meeting because the committee considered the vote results to support the company’s existing compensation practices.

We compensate our NEOs in accordance with three-year employment agreements that are designed to motivate our NEOs to achieve both annual and long-term financial and strategic objectives. See “Employment Agreements” under the Executive Compensation section below. Here is a summary of how we determine compensation under those agreements:

●
Base salary. The employment agreement sets a base salary which reflects the market for executive talent in our industry at the time we entered into the agreement, along with each NEO’s experience and particular expertise, both in the industry and with Palatin. The fact that the employment agreements are for a term of three years gives us the opportunity to do a thorough re-evaluation of market conditions at reasonable intervals, and gives us and the NEO the opportunity to renegotiate any terms which experience has indicated ought to change.

●
Annual salary adjustment. Each year the compensation committee evaluates whether the NEO’s salary is keeping pace with inflation and market conditions and adequately reflecting the NEO’s overall contributions to the company. This may result in a salary increase.

●
Annual discretionary bonus. Each year the compensation committee evaluates the NEO’s contributions to annual operating results and achievement of annual objectives. This may result in a cash bonus.

PROXY STATEMENT, PAGE 27

●
Stock-based incentives. Each year the compensation committee evaluates the non-cash portion of the NEO’s compensation, consisting of grants of stock options and restricted stock units. The stock-based compensation can vest over longer or shorter terms, usually from one to four years. Providing a significant portion of the NEO’s total compensation in the form of stock or stock options is intended to align the NEO’s motivation with long-term stock value. Our stock-based awards are simple and straightforward, just stock options and restricted stock units, the dollar value of which is set forth under Executive Compensation.

None of the compensation we award above the base salary is automatic or perfunctory. There have been years in which we did not increase salaries, grant any cash bonuses or grant any stock-based awards. We believe that NEO compensation for the fiscal year ended June 30, 2017 was effective in retaining and motivating our NEOs to work toward our annual and long-term goals, and well within the range of normal practices for companies of our size and in our industry. Accordingly, we ask for our stockholders to indicate their support for the compensation paid to our NEOs by voting FOR the following non-binding resolution at the meeting:

RESOLVED, that the stockholders approve the compensation of the named executive officers for the fiscal year ended June 30, 2017 listed in the Summary Compensation Table in the Executive Compensation section of the proxy statement, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion.

Approval of this proposal requires that votes cast in favor of the proposal exceed the votes cast against the proposal. Because your vote is advisory, the result will not be binding on the board or the compensation committee. Nonetheless, the board and the compensation committee value the opinions of our stockholders and will consider the outcome of the vote, along with other relevant factors, when making future compensation decisions for NEOs.

RECOMMENDATION OF THE BOARD

The board recommends a vote FOR the approval of the compensation of the NEOs, as stated in the above non-binding resolution.

[END OF ITEM FOUR]

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

PROXY STATEMENT, PAGE 28

CORPORATE GOVERNANCE

NOMINATION OF DIRECTORS

The nominating and corporate governance committee conducts an annual director performance evaluation process and proposes nominees for election as directors. Nominees must be well-regarded and experienced participants in their field(s) of specialty, familiar with our business, willing to devote the time and attention necessary to deepen and refine their understanding of Palatin and the issues we face, and must have an understanding of the demands and responsibilities of service on a public company board of directors. The committee considers individual merits, such as personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the board and concern for the long-term interests of the stockholders. While we do not have a formal diversity policy, to ensure that the board of directors benefits from diverse perspectives, the committee seeks qualified nominees from a variety of backgrounds, including candidates of gender and ethnic diversity. Twenty-five percent of the nominees to the board of directors are female. The committee also considers each candidate in relation to existing or other potential members of the board, with a view to establishing a well-rounded, diverse, knowledgeable, and experienced board.

The board amended its written charter for the nominating and corporate governance committee effective October 1, 2013 to provide that directors will not be nominated for election to the board after their 75th birthday, although the full board, upon the recommendation of the committee, may nominate candidates over 75 years of age in special circumstances. There are no nominees for director who are over 75 years of age.

The committee will consider stockholder recommendations of nominees if they are accompanied by a comprehensive written resume of the recommended nominee’s business experience and background, and a signed consent from the recommended nominee stating that he or she is willing to be considered as a nominee and, if nominated and elected, will serve as a director. The committee will consider candidates recommended by stockholders on the same basis as candidates from other sources. The committee may retain outside consultants to assist in identifying suitable director candidates. Stockholders may send their written recommendations with the required documentation to our executive offices at 4B Cedar Brook Drive, Cranbury, NJ 08512, Attention: Secretary.

DIRECTOR INDEPENDENCE

The board of directors has determined that all of the directors and nominees except for Dr. Spana (our chief executive officer and president) are independent directors, as defined in the listing standards of the NYSE American, on which our common stock is listed.

PROXY STATEMENT, PAGE 29

THE BOARD AND ITS COMMITTEES

Committees and meetings. The board has an audit committee, a compensation committee and a nominating and corporate governance committee. During the fiscal year ended June 30, 2017, or fiscal 2017, the board met six times, the audit committee met four times, the compensation committee met three times and the nominating and corporate governance committee met twice. Each director attended at least 75% of the total number of meetings of the board and committees of the board on which he served. The independent directors, with the Chairman presiding, meet in executive sessions at least annually, following the annual board meeting. We do not have a policy requiring our directors to attend stockholder meetings. With the exception of Drs. Prendergast and Spana, the directors did not attend the annual meeting of stockholders held on June 8, 2017.

Audit committee. The audit committee reviews the engagement of the independent registered public accounting firm and reviews the independence of the independent registered public accounting firm. The audit committee also reviews the audit and non-audit fees of the independent registered public accounting firm and the adequacy of our internal control procedures. The audit committee is currently composed of four independent directors, Mr. deVeer (chairperson), Dr. Dunton, Ms. Rossetti and Mr. Hull. The board has determined that the members of the audit committee are independent, as defined in the listing standards of the NYSE American, and satisfy the requirements of the NYSE American as to financial literacy and expertise. The board has determined that at least one member of the committee, Mr. deVeer, is the audit committee financial expert as defined by Item 407 of Regulation S-K. The responsibilities of the audit committee are set forth in a written charter adopted by the board and updated as of October 1, 2013, a copy of which is available on our web site at www.palatin.com.

Compensation committee. The compensation committee reviews and recommends to the board on an annual basis employment agreements and compensation for our officers, directors and some employees, and administers our 2011 Plan and the options still outstanding which were granted under previous stock option plans. The compensation committee is composed of Dr. Dunton (chairperson), Ms. Morris and Messrs. deVeer and Hull. The board has determined that the members of the compensation committee are independent, as defined in the listing standards of the NYSE American. Our Chief Executive Officer aids the compensation committee by providing annual recommendations regarding the compensation of all executive officers, other than himself. Our Chief Financial Officer supports the committee in its work by gathering, analyzing and presenting data on our compensation arrangements and compensation in the marketplace.

The responsibilities of the compensation committee are set forth in a written charter adopted by the board effective October 1, 2013, a copy of which is available on our web site at www.palatin.com. The committee administers our 2011 Plan, under which it has delegated to an officer its authority to grant stock options to employees and to a single-member committee of the board its authority to grant restricted stock units to officers and to grant options and restricted stock units to our consultants, but in either instance not to grant options or restricted stock units to themselves, any member of the board or officer, or any person subject to Section 16 of the Securities Exchange Act of 1934.

Nominating and corporate governance committee. The nominating and corporate governance committee assists the board in recommending nominees for directors, and in determining the composition of committees. It also reviews, assesses and makes recommendations to the board concerning policies and guidelines for corporate governance, including relationships of the board, the stockholders and management in determining our direction and performance. The responsibilities of the nominating and corporate governance committee are set forth in a written charter adopted by the board and updated as of October 1, 2013, a copy of which is available on our web site at www.palatin.com. The nominating and corporate governance committee is composed of Dr. Prendergast (chairperson) and Ms. Rossetti and Ms. Morris, each of whom meets the independence requirements established by the NYSE American.

PROXY STATEMENT, PAGE 30

Duration of Office. Unless a director resigns, all directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified. Directors serve as members of committees as the board determines from time to time.

COMMUNICATING WITH DIRECTORS

Generally, stockholders or other interested parties who have questions or concerns should contact Stephen T. Wills, Secretary, Palatin Technologies, Inc., 4B Cedar Brook Drive, Cranbury, NJ 08512. However, any stockholder or other interested party who wishes to address questions regarding our business directly to the board of directors, or any individual director, including the Chairman or non-management directors as a group, can direct questions to the board members or a director by regular mail to the Secretary at the address above or by e-mail at boardofdirectors@palatin.com. Stockholders or other interested parties may also submit their concerns anonymously or confidentially by postal mail.

Communications are distributed to the board, or to any individual directors as appropriate, depending on the facts and circumstances outlined in the communication, unless the Secretary determines that the communication is unrelated to the duties and responsibilities of the board, such as product inquiries, resumes, advertisements or other promotional material. Communications that are unduly hostile, threatening, illegal or similarly unsuitable will also not be distributed to the board or any director. All communications excluded from distribution will be retained and made available to any non-management director upon request.

BOARD ROLE IN RISK OVERSIGHT

Our board, as part of its overall responsibility to oversee the management of our business, considers risks generally when reviewing our strategic plan, financial results, business development activities, legal and regulatory matters. The board satisfies this responsibility through regular reports directly from our officers responsible for oversight of particular risks. The board’s risk management oversight also includes full and open communications with management to review the adequacy and functionality of the risk management processes used by management. The board’s role in risk oversight has no effect on the board’s leadership structure. In addition, committees of the board assist in its risk oversight responsibility, including:

●
The audit committee assists the board in its oversight of the integrity of the financial reporting and our compliance with applicable legal and regulatory requirements. It also oversees our internal controls and compliance activities, and meets privately with representatives from our independent registered public accounting firm.

●
The compensation committee assists the board in its oversight of risk relating to compensation policies and practices. The compensation committee annually reviews our compensation policies, programs and procedures, including the incentives they create and mitigating factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to our company.

PROXY STATEMENT, PAGE 31

BOARD LEADERSHIP STRUCTURE

Since 2000, the roles of Chairman of the board and chief executive officer have been held by separate persons. John K.A. Prendergast, Ph.D., a non-employee director, has served as Chairman of the board since June 2000. Carl Spana, Ph.D., has been our chief executive officer and president since June 2000. Generally, the Chairman is responsible for advising the chief executive officer, assisting in long-term strategic planning, and presiding over meetings of the board, and the chief executive officer is responsible for leading our day-to-day performance. While we do not have a written policy with respect to separation of the roles of Chairman of the board and chief executive officer, the board believes that the existing leadership structure, with the separation of these roles, provides several important advantages, including: enhancing the accountability of the chief executive officer to the board; strengthening the board’s independence from management; assisting the board in reaching consensus on particular strategies and policies; and facilitating robust director, board, and executive officer evaluation processes.

CODE OF CORPORATE CONDUCT AND ETHICS

We have adopted a code of corporate conduct and ethics, updated as of March 11, 2016, that applies to all of our directors, officers and employees, including our chief executive officer and chief financial officer. You can view the code of corporate conduct and ethics at our website, www.palatin.com. We will disclose any amendments to, or waivers from, provisions of the code of corporate conduct and ethics that apply to our directors, principal executive and financial officers in a current report on Form 8-K, unless the rules of the NYSE American permit website posting of any such amendments or waivers.

DIRECTOR COMPENSATION

The following table sets forth the compensation we paid to all directors during fiscal 2017, except for Dr. Spana, whose compensation is set forth below in the Summary Compensation Table and related disclosure. Dr. Spana did not receive any separate compensation for his services as a director.

Name	Fees earned or paid in cash ($)	Stock awards ($) (1) (2)	Option awards ($) (1) (2)	Total ($)
John K.A. Prendergast, Ph.D.	95,000	39,960	25,491	160,451
Robert K. deVeer, Jr.	58,750	19,980	12,746	91,476
J. Stanley Hull	52,500	19,980	12,746	85,226
Alan W. Dunton, M.D.	58,750	19,980	12,746	91,476
Angela Rossetti	50,000	19,980	12,746	82,726
Arlene Morris	50,000	19,980	12,746	82,726

PROXY STATEMENT, PAGE 32

(1)
The aggregate number of shares underlying all option awards and stock awards outstanding at June 30, 2017 for each director was:

	Option awards	Stock awards
Dr. Prendergast	492,750	208,000
Mr. deVeer	276,500	104,000
Mr. Hull	273,000	104,000
Dr. Dunton	204,000	94,000
Ms. Rossetti	156,500	84,000
Ms. Morris	115,500	74,000

(2)
Amounts in these columns represent the aggregate grant date fair value for stock awards and option awards computed using the Black-Scholes model. For a description of the assumptions we used to calculate these amounts, see Note 13 to the consolidated financial statements included in our Annual Report on Form 10-K for fiscal year 2017. Amounts in this column include options granted on June 20, 2017 for our current fiscal year ending June 30, 2018.

Non-Employee Directors’ Equity Grants. Our non-employee directors receive an annual equity grant at the board meeting closest to the beginning of each fiscal year, or such other date as may be determined by the board.

On June 20, 2017, as the annual equity grant for our fiscal year ending June 30, 2018, the Chairman of the board received 108,000 restricted stock units which vest on June 20, 2018, and an option to purchase 108,000 shares of common stock, and each other serving non-employee director received 54,000 restricted stock units which vest on June 20, 2018, and an option to purchase 54,000 shares of common stock. All of the options have an exercise price of $0.37 per share, the closing price of our common stock on the date of grant, vest in twelve monthly installments beginning on July 31, 2017, expire ten years from the date of grant and provide for accelerated vesting in the event of involuntarily termination as a director following a change in control, with exercise permitted following accelerated vesting for up to the earlier of one year after termination or the expiration date of the option.

On June 9, 2016, as the annual equity grant for the fiscal year ending June 30, 2017, the Chairman of the board received 75,000 restricted stock units which vested on June 9, 2017, and an option to purchase 75,000 shares of common stock, and each other serving non-employee director received 37,500 restricted stock units that vested on June 9, 2017, and an option to purchase 37,500 shares of common stock. All of the options have an exercise price of $0.50 per share, the closing price of our common stock on the date of grant, vest in twelve monthly installments beginning on July 31, 2016, expire ten years from the date of grant and provide for accelerated vesting in the event of involuntarily termination as a director following a change in control, with exercise permitted following accelerated vesting for up to the earlier of one year after termination or the expiration date of the option.

On December 8, 2015, the compensation committee determined that additional equity grants were necessary in order to adequately compensate and retain the non-employee directors, and we granted the Chairman of the board 100,000 restricted stock units and the other serving non-employee directors a total of 240,000 restricted stock units, consisting of 50,000 to each of Mr. deVeer, Mr. Hull and Dr. Horovitz, 40,000 to Dr. Dunton, 30,000 to Ms. Rossetti and 20,000 to Ms. Morris. The restricted stock units vested as to 50% on the first and second anniversary of the grant date, conditioned on continued service as a director through the applicable vesting dates.

PROXY STATEMENT, PAGE 33

Non-Employee Directors’ Cash Compensation. Dr. Prendergast serves as Chairman of the board and for our fiscal year ended June 30, 2017 received an annual retainer of $87,500, payable quarterly. Other non-employee directors received an annual base retainer of $40,000, payable on a quarterly basis. The chairperson of the audit committee received an additional annual retainer of $12,500, the chairperson of the compensation committee received an additional annual retainer of $12,500 and the chairperson of the corporate governance committee received an additional annual retainer of $7,500. Members of the foregoing committees, other than the non-employee Chairman, received an additional retainer of one-half the retainer payable to the committee chairperson. For the fiscal year ending June 30, 2018, Dr. Prendergast currently serves as Chairman of the board and receives an annual retainer of $87,500, payable quarterly. Other non-employee directors receive an annual base retainer of $40,000, payable quarterly. The chairperson of the audit committee will receive an additional annual retainer of $15,000, the chairperson of the compensation committee will receive an additional annual retainer of $15,000 and the chairperson of the corporate governance committee will receive an additional annual retainer of $10,000. Members of the aforementioned committees, other than the non-employee Chairman, receive an additional annual retainer of one-half the retainer payable to the committee chairperson for such committee, payable quarterly.

Non-Employee Directors’ Expenses. Non-employee directors are reimbursed for expenses incurred in performing their duties as directors, including attending all meetings of the board and any committees on which they serve.

Employee Directors. Employee directors are not separately compensated for services as directors, but are reimbursed for expenses incurred in performing their duties as directors, including attending all meetings of the board and any committees on which they serve.

EXECUTIVE OFFICERS

Executive officers are appointed by the board and serve at the discretion of the board. Each officer holds his position until his successor is appointed and qualified. The current executive officers hold office under employment agreements.

Name	Age	Position with Palatin
Carl Spana, Ph.D.	55	Chief Executive Officer, President and Director
Stephen T. Wills, MST, CPA	61	Chief Financial Officer, Chief Operating Officer, Executive Vice President, Secretary and Treasurer

PROXY STATEMENT, PAGE 34

Additional information about Dr. Spana is included above under the heading “Item One: Election of Directors.”

STEPHEN T. WILLS, CPA, MST, has been Executive Vice President, Secretary, Treasurer and Chief Financial Officer since 1997 and was Executive Vice President of Operations from 2005 until June 2011, when he was appointed Chief Operating Officer and Executive Vice President. Since March 2017, Mr. Wills has served as a director, and since October 2017 as non-executive chairman, of MediWound Ltd., a publicly-traded biopharmaceutical company providing products for severe burns, chronic and other hard-to-heal wounds. Mr. Wills served as executive chairman and interim principal executive officer of Derma Sciences, Inc. (“Derma”), a publicly-held company providing advanced wound care products, from December 2015 until February 2017 when Derma was acquired by Integra LifeSciences Holding Corporation. Mr. Wills also served as the lead director of Derma until December 2015 and as Derma’s chief financial officer from 1997 to 2000. Mr. Wills is chairman of the board of trustees of The Hun School of Princeton, New Jersey. From 1991 to 2000 he was the president and chief operating officer of Golomb, Wills & Company, P.C., a public accounting firm. Mr. Wills, a certified public accountant, received his B.S. in accounting from West Chester University, and an M.S. in taxation from Temple University.

 EXECUTIVE COMPENSATION

The following table summarizes the compensation earned by or paid to our principal executive officer and our principal financial officer, who constitute all of our executive officers, for our fiscal years ended June 30, 2017 and 2016. We have no defined benefit or actuarial pension plan, and no deferred compensation plan.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Fiscal Year	Salary ($)	Stock awards (1) ($)	Option awards (1) ($)	Nonequity incentive plan compensation (2)($)	All other compensation (3)($)	Total ($)
Carl Spana, Ph.D., Chief Executive Officer and President	2017	476,400	368,050	367,368	458,000	13,250	1,683,068
	2016	476,400	354,250	-	101,000 (4)	13,598	945,248
Stephen T. Wills, MST, CPA, Chief Financial Officer, Chief Operating Officer, Executive Vice President, Secretary and Treasurer	2017	435,200	338,330	336,570	438,000	13,250	1,561,350
	2016	435,200	327,000	-	92,000 (4)	13,568	867,768

(1)
Amounts in these columns represent the aggregate grant date fair value for stock awards and option awards computed using either the Black-Scholes model or a multifactor Monte Carlo simulation. For a description of the assumptions we used to calculate these amounts, see Note 13 to the consolidated financial statements included in our Annual Report on Form 10-K for fiscal year 2017.

(2)
Bonus amounts.

(3)
Consists of matching contributions to 401(k) plan.

(4)
Bonus amount for fiscal year 2016 paid after fiscal year end but accrued as of June 30, 2016.

Employment Agreements

Effective July 1, 2016, we entered into employment agreements with Dr. Spana and Mr. Wills which continue through June 30, 2019 unless terminated earlier. Under these agreements, which replaced substantially similar agreements that expired on June 30, 2016, Dr. Spana is serving as Chief Executive Officer and President at a base salary of $476,400 per year and Mr. Wills is serving as Chief Financial Officer and Chief Operating Officer at a base salary of $435,200 per year. Each agreement also provides for:

●
annual discretionary bonus compensation, in an amount to be decided by the compensation committee and approved by the board, based on achievement of yearly performance objectives; and

●
participation in all benefit programs that we establish, to the extent the executive’s position, tenure, salary, age, health and other qualifications make him eligible to participate.

PROXY STATEMENT, PAGE 35

Each agreement allows us or the executive to terminate the agreement upon written notice, and contains other provisions for termination by us for “cause,” or by the employee for “good reason” or due to a “change in control” (as these terms are defined in the employment agreements and set forth below). Early termination may, in some circumstances, result in severance pay at the salary then in effect, plus continuation of medical and dental benefits then in effect for a period of two years (Dr. Spana) or 18 months (Mr. Wills). In addition, the agreements provide that options and restricted stock units granted to these officers accelerate upon termination of employment except for voluntary resignation by the officer or termination for cause. In the event of retirement, termination by the officer for good reason, or termination by us other than for “cause”, options may be exercised until the earlier of twenty-four months following termination or expiration of the option term. Arrangements with our named executive officers in connection with a termination following a change in control are described below. Each agreement includes non-competition, non-solicitation and confidentiality covenants.

The compensation committee awarded performance-based bonuses to our named executive officers for fiscal 2017 and fiscal 2016, which were paid in June 2017 and September 2016, respectively, based on results of operations, including clinical trial operations and our financial condition.

Stock Option and Restricted Stock Unit Grants

On December 8, 2015, we granted 325,000 performance-based restricted stock units and 325,000 non-performance-based restricted stock units to Dr. Spana and 300,000 performance-based restricted stock units and 300,000 restricted stock units to Mr. Wills. Under the terms of the awards, the performance-based restricted stock units were to vest during the performance period, ended December 31, 2017, if and upon the earlier of: (i) achievement of a closing price for the Company’s common stock equal to or greater than $1.20 per share for 20 consecutive trading days, which is considered a market condition, or (ii) entering into a collaboration agreement (U.S. or global) of bremelanotide for female sexual dysfunction (“FSD”), which is considered a performance condition. The performance-based restricted stock units were deemed vested as of February 2, 2017, the effective date of our license agreement with AMAG Pharmaceuticals, Inc. for North American rights to develop and commercialize bremelanotide for FSD. The non-performance-based restricted stock units vest 25% on the date of grant and 25% on the first, second and third anniversary dates from the date of grant.

On June 20, 2017, we granted 595,000 restricted stock units to Dr. Spana and 545,000 restricted stock units to Mr. Wills, which vest as to 50% on each anniversary of the grant date. We also granted 938,000 stock options to Dr. Spana and 859,000 stock options to Mr. Wills, which vest as to 25% on each anniversary of the grant date. These options have an exercise price of $0.37, the fair market value of the common stock on the date of grant, and they expire on June 20, 2027.

On September 7, 2016, we granted 290,000 restricted stock units to Dr. Spana and 268,000 restricted stock units to Mr. Wills, which vested as to 182,500 restricted stock units for Dr. Spana and 168,000 restricted stock units for Mr. Wills on September 7, 2017, with the remaining restricted stock units of 107,500 and 100,000 for Dr. Spana and Mr. Wills, respectively, vesting on September 7, 2018. We also granted 432,000 options to Dr. Spana and 396,000 options to Mr. Wills, which vested as to 199,500 options for Dr. Spana and 182,250 options to Mr. Wills on September 7, 2017, with the remaining 232,500 and 213,750 options for Dr. Spana and Mr. Wills, respectively, vesting as to 33% on September 7, 2018, 2019 and 2010. These options have an exercise price of $0.68 and expire on September 7, 2026.

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table summarizes all of the outstanding equity-based awards granted to our named executive officers as of June 30, 2017, the end of our prior fiscal year.

PROXY STATEMENT, PAGE 36

		Option awards (1)				Stock awards (2)
Name	Option or stock award grant date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($) (3)
Carl Spana	03/26/08	28,125	-	2.80	03/26/18
	03/26/08	4,687	-	5.00	03/26/18
	03/26/08	4,688	-	6.60	03/26/18
	07/01/08	25,000	-	1.80	07/01/18
	07/01/09	25,000	-	2.80	07/01/19
	06/22/11	300,000	-	1.00	06/22/21
	07/17/12	150,000	-	0.72	07/17/22
	06/27/13	275,000	-	0.62	06/27/23
	06/25/14	131,250	43,750	1.02	06/25/24
	06/11/15	150,000	150,000	1.08	06/11/25
	09/07/16	-	432,000	0.68	09/07/26
	06/20/17	-	938,000	0.37	06/20/27
	12/08/15					162,500	69,875
	09/07/16					290,000	124,700
	06/20/17					595,000	255,850
	Total Stock Awards					1,047,500	$ 450,425

Stephen T. Wills	03/26/08	22,500	-	2.80	03/26/18
	03/26/08	3,750	-	5.00	03/26/18
	03/26/08	3,750	-	6.60	03/26/18
	07/01/08	20,000	-	1.80	07/01/18
	07/01/09	20,000	-	2.80	07/01/19
	06/22/11	250,000	-	1.00	06/22/21
	07/17/12	135,000	-	0.72	07/17/22
	06/27/13	250,000	-	0.62	06/27/23
	06/25/14	112,750	37,500	1.02	06/25/24
	06/11/15	135,000	135,000	1.08	06/11/25
	09/07/16	-	396,000	0.68	09/07/26
	06/20/17	-	859,000	0.37	06/20/27
	12/08/15					150,000	64,500
	09/07/16					268,000	115,240
	06/20/17					545,000	234,350
	Total Stock Awards					963,000	$ 414,090

(1)
Stock option vesting schedules: all options granted on or before June 27, 2013 have fully vested. Options granted after June 27, 2013 vest over four years with 1/4 of the shares vesting per year starting on the first anniversary of the grant date, provided that the named executive officer remains an employee. See “Termination and Change-In-Control Arrangements” below.
(2)
Time-based stock award vesting schedule: stock awards consist of restricted stock units granted December 8, 2015, as to 162,500 shares for Dr. Spana and 150,000 shares for Mr. Wills, which vested in equal amounts over a two year period; restricted stock units granted on September 7, 2016, as to 182,500 shares for Dr. Spana and 168,000 shares for Mr. Wills which vested on September 7, 2017, with the remaining shares of 107,500 and 100,000 for Dr. Spana and Mr. Wills, respectively, vesting on September 7, 2018, provided that the named executive officer remains an employee; restricted stock units granted on June 20, 2017, as to 595,000 shares for Dr. Spana and 545,000 shares for Mr. Wills, which will vest in equal amounts over a two year period, provided that the named executive officer remains an employee. See “Stock Options and Restricted Stock Unit Awards” above and “Termination and Change-In-Control Arrangements” below.
 (3)
Calculated by multiplying the number of restricted stock units by $0.43, the closing market price of our common stock on June 30, 2017, the last trading day of our most recently completed fiscal year.

PROXY STATEMENT, PAGE 37

Termination and Change-In-Control Arrangements

The employment agreements, stock option agreements and restricted stock unit agreements with Dr. Spana and Mr. Wills contain the following provisions concerning severance compensation and the vesting of stock options and restricted stock units upon termination of employment or upon a change in control. The executive’s entitlement to severance, payment of health benefits and accelerated vesting of options is contingent on the executive executing a general release of claims against us.

Termination Without Severance Compensation. Regardless of whether there has been a change in control, if we terminate employment for cause or the executive terminates employment without good reason (as those terms are defined in the employment agreement and set forth below), then the executive will receive only his accrued salary and vacation benefits through the date of termination. He may also elect to receive medical and dental benefits pursuant to COBRA for up to two years (Dr. Spana) or 18 months (Mr. Wills), but must remit the cost of coverage to us. Under the terms of our outstanding options and restricted stock units, all unvested options and restricted stock units would terminate immediately, and vested options would be exercisable for three months after termination.

Severance Compensation After Death or Disability. In the event of the executive’s death or disability, we will provide lump sum severance pay equal to 24 months (Dr. Spana) or 18 months (Mr. Wills) of base pay, as well as the opportunity for COBRA benefits as described above under “Termination Without Severance Compensation.”

Severance Compensation Without a Change in Control. If we terminate or fail to extend the employment agreement without cause, or the executive terminates employment with good reason, then the executive will receive as severance pay his salary then in effect, paid in a lump sum, plus medical and dental benefits at our expense, for a period of two years (Dr. Spana) or 18 months (Mr. Wills) after the termination date. In addition, upon such event all unvested options would immediately vest and be exercisable for two years after the termination date or, if earlier, the expiration of the option term, and all unvested restricted stock units would accelerate and become fully vested.

Severance Compensation After a Change in Control. If, within one year after a change in control, we terminate employment or the executive terminates employment with good reason, then the executive will receive as severance pay 200% (Dr. Spana) or 150% (Mr. Wills) of his salary then in effect, paid in a lump sum, plus medical and dental benefits at our expense, for a period of two years (Dr. Spana) or 18 months (Mr. Wills) after the termination date. We would also reimburse the executive for up to $25,000 in fees and expenses during the six months following termination, for locating employment. We would also reimburse the executive for any excise tax he might incur on “excess parachute payments” (as defined in Section 280G(b) of the Internal Revenue Code). All unvested options would immediately vest and be exercisable for two years after the termination date or, if earlier, the expiration of the option term. All unvested restricted stock units would vest upon a change in control, without regard to whether the executive’s employment is terminated.

PROXY STATEMENT, PAGE 38

Option and Restricted Stock Unit Vesting Upon a Change in Control. Options and restricted stock units granted under the 2011 Stock Incentive Plan vest upon a change in control. If any options granted under the 2005 Stock Plan are to be terminated in connection with a change in control, those options will vest in full immediately before the change in control.

Definitions. Under the employment agreements, a “change in control,” “cause” and “good reason” are defined as follows:

A “change in control” occurs when:

(a)
any person or entity acquires more than 50% of the voting power of our outstanding securities;

(b)
the individuals who, during any twelve month period, constitute our board of directors cease to constitute at least a majority of the board of directors;

(c)
the consummation of a merger or consolidation; or

(d)
we sell substantially all our assets.

The term “cause” means:

(a)
the occurrence of (i) the executive’s material breach of, or habitual neglect or failure to perform the material duties which he is required to perform under, the terms of his employment agreement; (ii) the executive’s material failure to follow the reasonable directives or policies established by or at the direction of our board of directors; or (iii) the executive’s engaging in conduct that is materially detrimental to our interests such that we sustain a material loss or injury as a result thereof, provided that the breach or failure of performance is not cured, to the extent cure is possible, within ten days of the delivery to the executive of written notice thereof;

(b)
the willful breach by the executive of his obligations to us with respect to confidentiality, invention and non-disclosure, non-competition or non-solicitation; or

(c)
the conviction of the executive of, or the entry of a pleading of guilty or nolo contendere by the executive to, any crime involving moral turpitude or any felony.

The term “good reason” means the occurrence of any of the following, with our failure to cure such circumstances within 30 days of the delivery to us of written notice by the executive of such circumstances:

(a)
any material adverse change in the executive’s duties, authority or responsibilities, which causes the executive’s position with us to become of significantly less responsibility, or assignment of duties and responsibilities inconsistent with the executive’s position;

(b)
a material reduction in the executive’s salary;

(c)
our failure to continue in effect any material compensation or benefit plan in which the executive participates, unless an equitable arrangement has been made with respect to such plan, or our failure to continue the executive’s participation therein (or in a substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the executive’s participation relative to other participants;

(d)
our failure to continue to provide the executive with benefits substantially similar to those enjoyed by the executive under any of our health and welfare insurance, retirement and other fringe-benefit plans, the taking of any action by us which would directly or indirectly materially reduce any of such benefits, or our failure to provide the executive with the number of paid vacation days to which he is entitled; or

(e)
the relocation of the executive to a location which is a material distance from Cranbury, New Jersey.

PROXY STATEMENT, PAGE 39

STOCK OWNERSHIP INFORMATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The rules of the SEC require us to disclose failures to file or late filings of reports of stock ownership and changes in stock ownership required to be filed by our directors, officers and holders of more than 10% of our common stock. To the best of our knowledge, all of the filings for our directors, officers and holders of more than 10% of our common stock were made on a timely basis in fiscal 2017.

BENEFICIAL OWNERSHIP OF MANAGEMENT AND OTHERS

The tables below show the beneficial stock ownership and voting power, as of May 11, 2018, of:

●
each director, each nominee for director, each of the named executive officers, and all current directors and officers as a group; and

●
all persons who, to our knowledge, beneficially own more than five percent of our common stock or Series A preferred stock.

“Beneficial ownership” here means direct or indirect voting or dispositive power over outstanding stock and stock which a person has the right to acquire now or within 60 days after May 11, 2018. See the footnotes for more detailed explanations of the holdings. Except as noted, to our knowledge, the persons named in the tables beneficially own and have sole voting and dispositive power over all shares listed.

The common stock has one vote per share and the Series A preferred stock has approximately 15 votes per share of Series A preferred stock. Voting power is calculated on the basis of the aggregate of common stock and Series A preferred stock outstanding as of May 11, 2018, on which date 198,677,039 shares of common stock and 4,030 shares of Series A preferred stock, convertible into 60,592 shares of common stock, were outstanding.

Under our Insider Trading and Securities Law Compliance Policy directors and officers may not engage in hedging, monetization or pledging transactions of our securities. None of the shares of our management and directors shown on the table below are pledged.

The address for all members of our management and directors is c/o Palatin Technologies, Inc., 4B Cedar Brook Drive, Cranbury, NJ 08512. Addresses of other beneficial owners are in the table.

PROXY STATEMENT, PAGE 40

MANAGEMENT:

Title of Class	Name of beneficial owner	Amount and nature of beneficial ownership	Percent of class	Percent of total voting power
Common	Carl Spana, Ph.D.	3,399,352(1)	1.7%	*
Common	Stephen T. Wills	3,114,489(2)	1.5%	*
Common	John K.A. Prendergast, Ph.D.	843,517(3)	*	*
Common	Robert K. deVeer, Jr.	483,060(4)	*	*
Common	J. Stanley Hull	454,000(5)	*	*
Common	Alan W. Dunton, M.D.	378,020(6)	*	*
Common	Angela Rossetti	313,000(7)	*	*
Common	Arlene M. Morris	243,000(8)	*	*

Common	Anthony M. Manning, Ph.D.	0	-	-

All current directors and executive officers as a group (nine persons)		9,228,438(9)	4.5%	1.0%

*Less than one percent.

(1)
Includes 1,609,000 shares of common stock underlying outstanding options and 1,048,750 shares of common stock underlying restricted stock units, all of which have vested but have not been delivered under deferred delivery provisions providing for delivery after the grantee’s separation from service or a defined change in control event, but does not include shares of common stock underlying outstanding options or restricted stock unit awards that have not vested and will not vest within 60 days.

(2)
Includes 1,424,500 shares of common stock underlying outstanding options and 965,500 shares of common stock underlying restricted stock units, all of which have vested but have not been delivered under deferred delivery provisions providing for delivery after the grantee’s separation from service or a defined change in control event, but does not include shares of common stock underlying outstanding options or restricted stock unit awards that have not vested and will not vest within 60 days.

PROXY STATEMENT, PAGE 41

(3)
Includes 488,750 shares of common stock underlying outstanding options and 208,000 shares of common stock underlying restricted stock units, of which 100,000 have vested but have not been delivered under deferred delivery provisions providing for delivery after the grantee’s separation from service or a defined change in control event, but does not include shares of common stock underlying outstanding options or restricted stock unit awards that have not vested and will not vest within 60 days.

(4)
Includes 274,500 shares of common stock underlying outstanding options and 104,000 shares of common stock underlying restricted stock units, of which 50,000 have vested but have not been delivered under deferred delivery provisions providing for delivery after the grantee’s separation from service or a defined change in control event, but does not include shares of common stock underlying outstanding options or restricted stock unit awards that have not vested and will not vest within 60 days.

(5)
Includes 271,000 shares of common stock underlying outstanding options and 104,000 shares of common stock underlying restricted stock units, of which 50,000 have vested but have not been delivered under deferred delivery provisions providing for delivery after the grantee’s separation from service or a defined change in control event, but does not include shares of common stock underlying outstanding options or restricted stock unit awards that have not vested and will not vest within 60 days.

(6)
Includes 204,000 shares of common stock underlying outstanding options and 94,000 shares of common stock underlying restricted stock units, of which 40,000 have vested but have not been delivered under deferred delivery provisions providing for delivery after the grantee’s separation from service or a defined change in control event, but does not include shares of common stock underlying outstanding options or restricted stock unit awards that have not vested and will not vest within 60 days.

(7)
Includes 156,500 shares of common stock underlying outstanding options and 84,000 shares of common stock underlying restricted stock units, of which 30,000 have vested but have not been delivered under deferred delivery provisions providing for delivery after the grantee’s separation from service or a defined change in control event, but does not include shares of common stock underlying outstanding options or restricted stock unit awards that have not vested and will not vest within 60 days.

(8)
Includes 111,500 shares of common stock underlying outstanding options and 74,000 shares of common stock underlying restricted stock units, of which 20,000 have vested but have not been delivered under deferred delivery provisions providing for delivery after the grantee’s separation from service or a defined change in control event, but does not include shares of common stock underlying outstanding options or restricted stock unit awards that have not vested and will not vest within 60 days.

(9)
Includes 7,222,000 shares of common stock underlying outstanding options, warrants and restricted stock units.

PROXY STATEMENT, PAGE 42

MORE THAN 5% BENEFICIAL OWNERS:
Title of Class	Name and address of beneficial owner	Amount and nature of beneficial ownership (1)	Percent of class	Percent of total voting power

Series A Preferred	Steven N. Ostrovsky 43 Nikki Ct. Morganville, NJ 07751	500	12.4%	*
Series A Preferred	Thomas L. Cassidy IRA Rollover 38 Canaan Close New Canaan, CT 06840	500	12.4%	*
Series A Preferred	Jonathan E. Rothschild 300 Mercer St., #28F New York, NY 10003	500	12.4%	*
Series A Preferred	Arthur J. Nagle 19 Garden Avenue Bronxville, NY 10708	250	6.2%	*
Series A Preferred	Thomas P. and Mary E. Heiser, JTWROS 10 Ridge Road Hopkinton, MA 01748	250	6.2%	*
Series A Preferred	Carl F. Schwartz 31 West 87th St. New York, NY 10016	250	6.2%	*
Series A Preferred	Michael J. Wrubel 3650 N. 36 Avenue, #39 Hollywood, FL 33021	250	6.2%	*
Series A Preferred	Myron M. Teitelbaum, M.D. 175 Burton Lane Lawrence, NY 11559	250	6.2%	*
Series A Preferred	Laura Gold Galleries Ltd. Profit Sharing Trust Park South Gallery at Carnegie Hall 154 West 57th Street, Suite 114 New York, NY 10019	250	6.2%	*
Series A Preferred	Laura Gold 180 W. 58th Street New York, NY 10019	250	6.2%	*
Series A Preferred	Nadji T. Richmond 20 E. Wedgewood Glen The Woodlands, TX 77381	230	5.7%	*

*Less than one percent.

(1) Unless otherwise indicated by footnote, all share amounts represent outstanding shares of the class indicated, and all beneficial owners listed have, to our knowledge, sole voting and dispositive power over the shares listed.

PROXY STATEMENT, PAGE 43

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As a condition of employment, we require all employees to disclose in writing actual or potential conflicts of interest, including related party transactions. Our code of corporate conduct and ethics, which applies to employees, officers and directors, requires that the audit committee review and approve related party transactions. Our code of corporate conduct and ethics is available at our website, www.palatin.com. Since July 1, 2012, there have been no transactions or proposed transactions in which we were or are to be a participant, in which any related person had or will have a direct or indirect material interest.

OTHER ITEMS OF BUSINESS

We are not aware of any matters, other than the items of business discussed in this proxy statement, which may come before the meeting. If other items of business properly come before the meeting, the proxy holders will vote shares in accordance with their judgment.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the SEC. To be considered for inclusion in the proxy statement and form of proxy relating to the next annual meeting of stockholders, such proposals must be received no later than January 17, 2019. To be considered for presentation at the 2018 annual meeting, although not included in the proxy statement, proposals must be received no later than April 2, 2019. Proposals that are not received in a timely manner will not be voted on at the 2018 annual meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of the Secretary at our executive offices, 4B Cedar Brook Drive, Cranbury, NJ 08512.

Your cooperation in giving these matters your immediate attention and voting by Internet or telephone or by returning your proxy card is greatly appreciated.

By order of the board of directors,

Stephen T. Wills, Secretary
May 16, 2018

PROXY STATEMENT, PAGE 44

PALATIN TECHNOLOGIES, INC.
2011 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED

1.                Establishment, Purpose, Duration.

a.               Establishment. Palatin Technologies, Inc. (the “Company”) established an equity compensation plan known as the Palatin Technologies, Inc. 2011 Stock Incentive Plan (the “Plan”) effective as of March 11, 2011 (the “Effective Date”). The Company’s stockholders originally approved the Plan on May 11, 2011 (the “Approval Date”). The Plan was amended and restated as of March 3, 2015, amended as of April 1, 2016 and re-approved by the Company’s stockholders on June 9, 2016, and amended and restated as of June 8, 2017. On April 5, 2018, the Board approved an amendment to the Plan to increase the common stock available for issuance by 10,000,000 shares, subject to approval by the Company’s stockholders. Definitions of capitalized terms used in the Plan are contained in Section 2 of the Plan.

b.                Purpose. The purpose of the Plan is to attract and retain Directors, Consultants, officers and other key employees of the Company and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

c.                Duration. No Award may be granted under the Plan after March 10, 2025, or such earlier date as the Board shall determine. The Plan will remain in effect with respect to outstanding Awards until no Awards remain outstanding.

d.                Prior Plans. The Palatin Technologies, Inc. 2005 Stock Plan, as amended (the “Prior Plan”) terminated in its entirety effective on the Approval Date; provided that all outstanding awards under the Prior Plan as of the Approval Date remain outstanding and shall be administered and settled in accordance with the provisions of the Prior Plan.

2.                Definitions. As used in the Plan, the following definitions shall apply.

“Applicable Laws” means the applicable requirements relating to the administration of equity-based compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.

“Approval Date” has the meaning given such term in Section 1(a).

“Award” means a Nonqualified Stock Option, Incentive Stock Option, Stock Appreciation Right, Restricted Shares Award, Restricted Share Unit, Other Share-Based Award, or Cash-Based Award granted pursuant to the terms and conditions of the Plan.

“Award Agreement” means either: (i) an agreement, either in written or electronic format, entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan; or (ii) a statement, either in written or electronic format, issued by the Company to a Participant describing the terms and provisions of such Award, which need not be signed by the Participant.

“Board” means the Board of Directors of the Company.

APPENDIX A, PAGE 1

“Cash-Based Award” shall mean a cash Award granted pursuant to Section 12 of the Plan.

“Cause” as a reason for a termination of a Participant’s employment shall have the meaning assigned such term, if any, in the employment agreement, if any, between the Participant and the Company or a Subsidiary, or if none, under a severance plan or arrangement maintained by the Company or a Subsidiary that applies to the Participant on the date of termination. If the Participant is not a party to an employment agreement with the Company or a Subsidiary in which such term is defined or if during the applicable severance protection period, the Participant is not a participant in any severance plan or arrangement maintained by the Company or a Subsidiary, then unless otherwise defined in the applicable Award Agreement, then the term “Cause” shall mean: (a) (i) the Participant’s material breach of, or habitual neglect or failure to perform the material aspects of his or her duties; (ii) the Participant’s material failure to follow the reasonable directives or policies established by or at the direction of the board; or (iii) the Participant’s engaging in conduct that is materially detrimental to the interests of the Company such that the Company sustains a material loss or injury as a result thereof, provided that the breach or failure of performance by the Participant under subparagraphs (i) through (iii) hereof is not cured, to the extent cure is possible, within ten (10) days of the delivery to the Participant of written notice thereof; (b) the willful breach by the Participant of any provision of any confidentiality, invention and non-disclosure, non-competition or similar agreement between the Participant and the Company; or (c) the conviction of the Participant of, or the entry of a pleading of guilty or nolo contendere by the Participant to, any crime involving moral turpitude or any felony.

“Change in Control” means the occurrence of any of the following events: (a) Any “Person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company) becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities; (b) the date the individuals who, during any twelve month period, constitute the board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director during the twelve month period whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; (c) the consummation of a merger or consolidation of the Company approved by the stockholders of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or (d) a sale of all or substantially all of the assets of the Company.

APPENDIX A, PAGE 2

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or such other committee or subcommittee of the Board as may be duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board. To the extent required by Applicable Laws, the Committee shall consist of two or more members of the Board, each of whom is a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act, an “outside director” within the meaning of regulations promulgated under Section 162(m) of the Code, and an “independent director” within the meaning of applicable rules of any securities exchange upon which Shares are listed.

“Company” has the meaning given such term in Section 1(a) and any successor thereto.

“Consultant” means an independent contractor that (a) performs services for the Company or a Subsidiary in a capacity other than as an Employee or Director and (b) qualifies as a consultant under the applicable rules of the SEC for registration of shares on a Form S-8 Registration Statement.

“Date of Grant” means the date as of which an Award is determined to be effective and designated in a resolution by the Committee and is granted pursuant to the Plan. The Date of Grant shall not be earlier than the date of the resolution and action therein by the Committee. In no event shall the Date of Grant be earlier than the Effective Date.

“Detrimental Activity” except as may be otherwise specified in a Participant’s Award Agreement, means: (a) Engaging in any activity of competition, as specified in any covenant not to compete set forth in any agreement between a Participant and the Company or a Subsidiary, including, but not limited to, the Participant’s Award Agreement or any severance plan maintained by the Company or a Subsidiary that covers the Participant, during the period of restriction specified in the agreement or plan prohibiting the Participant from engaging in such activity; (b) Engaging in any activity of solicitation, as specified in any covenant not to solicit set forth in any agreement between a Participant and the Company or a Subsidiary, including, but not limited to, the Participant’s Award Agreement or any severance plan maintained by the Company or a Subsidiary that covers the Participant, during the period of restriction specified in the agreement or plan prohibiting the Participant from engaging in such activity; (c) The disclosure of confidential information to anyone outside the Company or a Subsidiary, or the use in other than the Company’s or a Subsidiary’s business in violation of any covenant not to disclose set forth in any agreement between a Participant and the Company or a Subsidiary, including, but not limited to, the Participant’s Award Agreement or any severance plan maintained by the Company or a Subsidiary that covers the Participant, during the period of restriction specified in the agreement or plan prohibiting the Participant from engaging in such activity; (d) The violation of any development and inventions, ownership of works, or similar provision set forth in any agreement between a Participant and the Company or a Subsidiary, including, but not limited to, the Participant’s Award Agreement or any severance plan maintained by the Company or a Subsidiary that covers the Participant; (e) Participant’s commission of any act of fraud, misappropriation or embezzlement against or in connection with the Company or any of its Subsidiaries or their respective businesses or operations; or (f) a conviction, guilty plea or plea of nolo contendere of Participant for any crime involving dishonesty or for any felony.

APPENDIX A, PAGE 3

“Director” means any individual who is a member of the Board who is not an Employee.

“Effective Date” has the meaning given such term in Section 1(a).

“Employee” means any employee of the Company or a Subsidiary; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, the term “Employee” has the meaning given to such term in Section 3401(c) of the Code, as interpreted by the regulations thereunder and Applicable Law.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

“Fair Market Value” means the value of one Share on any relevant date, determined under the following rules: (a) the closing sale price per Share on that date as reported on the principal exchange or national market system on which Shares are then trading, or if there are no sales on that date, on the next preceding trading day during which a sale occurred; (b) if the Shares are not reported on a principal exchange or national market system, the average of the closing bid and asked prices last quoted on that date by an established quotation service for over-the-counter securities; or (c) if neither (a) nor (b) applies, (i) with respect to Stock Options, Stock Appreciation Rights and any Award of stock rights that is subject to Section 409A of the Code, the value as determined by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Section 409A of the Code, and (ii) with respect to all other Awards, the fair market value as determined by the Committee in good faith.

“Incentive Stock Option” or “ISO” means a Stock Option that is designated as an Incentive Stock Option and that is intended to meet the requirements of Section 422 of the Code.

“Nonqualified Stock Option” means a Stock Option that is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

“Other Share-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted in accordance with the terms and conditions set forth in Section 10.

“Participant” means any eligible individual as set forth in Section 5 who holds one or more outstanding Awards.

“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.

APPENDIX A, PAGE 4

“Performance Objectives” means the measurable performance objective or objectives established by the Committee pursuant to the Plan. Any Performance Objectives may relate to the performance of the Company or one or more of its Subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, product lines or products, or the performance of the individual Participant, and may include, without limitation, the Performance Objectives set forth in Section 14(b). The Performance Objectives may be made relative to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Objectives as compared to various stock market indices. Performance Objectives may be stated as a combination of the listed factors.

“Plan” means this Palatin Technologies, Inc. 2011 Stock Incentive Plan, as amended from time to time.

“Prior Plan” has the meaning given such term in Section 1(d).

“Restricted Shares” means Shares granted or sold pursuant to Section 8 as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to in such Section 8 has expired.

“Restricted Share Unit” means a grant or sale of the right to receive Shares or cash at the end of a specified restricted period made pursuant to Section 9.

“SEC” means the United States Securities and Exchange Commission.

“Share” means a share of common stock, par value $.01, of the Company, or any security into which such Share may be changed by reason of any transaction or event of the type referred to in Section 16.

“Stock Appreciation Right” means a right granted pursuant to Section 7.

“Stock Option” means a right to purchase a Share granted to a Participant under the Plan in accordance with the terms and conditions set forth in Section 6. Stock Options may be either Incentive Stock Options or Nonqualified Stock Options.

“Subsidiary” means: (a) with respect to an Incentive Stock Option, a “subsidiary corporation” as defined under Section 424(f) of the Code; and (b) for all other purposes under the Plan, any corporation or other entity in which the Company owns, directly or indirectly, a proprietary interest of more than fifty percent (50%) by reason of stock ownership or otherwise.

“Ten Percent Stockholder” shall mean any Participant who owns more than 10% of the combined voting power of all classes of stock of the Company, within the meaning of Section 422 of the Code.

3.                Shares Available Under the Plan.

a.                Shares Available for Awards. The maximum number of Shares that may be issued or delivered pursuant to Awards under the Plan shall be 32,500,000, plus the number of Shares that, on the Approval Date, were available to be granted under the Prior Plan but which were not then subject to outstanding awards under the Prior Plan, all of which may be granted with respect to Incentive Stock Options. Shares issued or delivered pursuant to an Award may be authorized but unissued Shares, treasury Shares, including Shares purchased in the open market, or a combination of the foregoing. The aggregate number of Shares available for issuance or delivery under the Plan shall be subject to adjustment as provided in Section 16.

APPENDIX A, PAGE 5

b.                Share Usage. In addition to the number of Shares provided for in Section 3(a), the following Shares shall be available for Awards under the Plan: (i) Shares covered by an Award that expires or is forfeited, canceled, surrendered or otherwise terminated without the issuance of such Shares; (ii) Shares covered by an Award that is settled only in cash; (iii) Shares granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become Employees, Consultants or Directors as the result of a merger, consolidation, acquisition or other corporate transaction involving such company and the Company or any of its Affiliates (except as may be required by reason of Section 422 of the Code or the rules and regulations of any stock exchange or other trading market on which the Shares are listed); (iv) any Shares subject to outstanding awards under the Prior Plans as of the Approval Date that on or after the Approval Date are forfeited, canceled, surrendered or otherwise terminated without the issuance of such Shares; and (v) any Shares from awards exercised for or settled in vested and nonforfeitable Shares that are later returned to the Company pursuant to any compensation recoupment policy, provision or agreement. Notwithstanding the foregoing, the following Shares issued or delivered under this Plan shall not again be available for grant as described above: Shares tendered in payment of the exercise price of a Stock Option, Shares withheld by the Company or any Subsidiary to satisfy a tax withholding obligation, and Shares that are repurchased by the Company with Stock Option proceeds. Without limiting the foregoing, with respect to any Stock Appreciation Right that is settled in Shares, the full number of Shares subject to the Award shall count against the number of Shares available for Awards under the Plan regardless of the number of Shares used to settle the Stock Appreciation Right upon exercise.

c.                Per Participant Limits.

(i)                Subject to adjustment as provided in Section 16 of the Plan, the following limits shall apply with respect to Awards that are intended to qualify for the Performance-Based Exception: (A) the maximum aggregate number of Shares that may be subject to Stock Options or Stock Appreciation Rights granted in any calendar year to any one Participant shall be 750,000 Shares; (B) the maximum aggregate number of Restricted Shares and Shares issuable or deliverable under Restricted Share Units granted in any calendar year to any one Participant shall be 750,000 Shares; (C) the maximum aggregate compensation that can be paid pursuant to Cash-Based Awards or Other Share-Based Awards granted in any calendar year to any one Participant shall be $750,000 or a number of Shares having an aggregate Fair Market Value not in excess of such amount; and (D) the maximum dividend equivalents that may be paid in any calendar year to any one Participant shall be $100,000 or a number of Shares having an aggregate Fair Market Value not in excess of such amount.

(ii)                Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (determined as of the applicable Date(s) of Grant in accordance with applicable financial accounting rules) of all Awards granted to any Director during any single calendar year, taken together with any cash fees paid to such person during such calendar year, shall not exceed $350,000.

APPENDIX A, PAGE 6

4.           Administration of the Plan.

a.                In General. The Plan shall be administered by the Committee. Except as otherwise provided by the Board, the Committee shall have full and final authority in its discretion to take all actions determined by the Committee to be necessary in the administration of the Plan, including, without limitation, discretion to: select Award recipients; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; grant waivers of terms, conditions, restrictions and limitations applicable to any Award, or accelerate the vesting or exercisability of any Award, in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; and take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate. To the extent permitted by Applicable Laws, the Committee may, in its discretion, delegate to one or more Directors or Employees any of the Committee’s authority under the Plan. The acts of any such delegates shall be treated hereunder as acts of the Committee with respect to any matters so delegated.

b.                Determinations. The Committee shall have no obligation to treat Participants or eligible Participants uniformly, and the Committee may make determinations under the Plan selectively among Participants who receive, or Employees, Consultants or Directors who are eligible to receive, Awards (whether or not such Participants or eligible Employees, Consultants or Directors are similarly situated). All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, its stockholders, Directors, Consultants, Employees, Participants and their estates and beneficiaries.

c.                Authority of the Board. The Board may reserve to itself any or all of the authority or responsibility of the Committee under the Plan or may act as the administrator of the Plan for any and all purposes. To the extent the Board has reserved any such authority or responsibility or during any time that the Board is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4(c)) shall include the Board. To the extent that any action of the Board under the Plan conflicts with any action taken by the Committee, the action of the Board shall control.

5.                Eligibility and Participation. Each Employee, Consultant and Director is eligible to participate in the Plan. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, Consultants and Directors those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by Applicable Law and the amount of each Award.

6.                Stock Options. Subject to the terms and conditions of the Plan, Stock Options may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a.                Award Agreement. Each Stock Option shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Option, the number of Shares covered by the Stock Option, the conditions upon which the Stock Option shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan. The Award Agreement also shall specify whether the Stock Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

APPENDIX A, PAGE 7

b.                Exercise Price. The exercise price per Share of an Option shall be determined by the Committee at the time the Stock Option is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

c.                Term. The term of an Option shall be determined by the Committee and set forth in the related Award Agreement; provided, however, that in no event shall the term of any Option exceed ten (10) years from its Date of Grant.

d.              Exercisability. Stock Options shall become exercisable at such times and upon such terms and conditions as shall be determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include, without limitation, the satisfaction of (a) performance goals based on one or more Performance Objectives, and (b) time-based vesting requirements.

e.                Exercise of Options. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Option may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Option shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Option is to be exercised and full payment of the exercise price for such Shares. The exercise price of a Stock Option may be paid: (i) in cash or its equivalent; (ii) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate exercise price; (iii) by a cashless exercise (including by withholding Shares deliverable upon exercise and through a broker-assisted arrangement to the extent permitted by Applicable Law); (iv) by a combination of the methods described in clauses (i), (ii) and/or (iii); or (v) though any other method approved by the Committee in its sole discretion. As soon as practicable after receipt of the notification of exercise and full payment of the exercise price, the Company shall cause the appropriate number of Shares to be issued to the Participant.

f.     Special Rules Applicable to Incentive Stock Options. Notwithstanding any other provision in the Plan to the contrary:

(i)                Incentive Stock Options may be granted only to Employees of the Company and its Subsidiaries. The terms and conditions of Incentive Stock Options shall be subject to and comply with the requirements of Section 422 of the Code.

(ii)                To the extent that the aggregate Fair Market Value of the Shares (determined as of the Date of Grant) with respect to which an Incentive Stock Option is exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) is greater than $100,000 (or such other amount specified in Section 422 of the Code), as calculated under Section 422 of the Code, then the Stock Option shall be treated as a Nonqualified Stock Option.

(iii)                No Incentive Stock Option shall be granted to any Participant who, on the Date of Grant, is a Ten Percent Stockholder, unless (x) the exercise price per Share of such Incentive Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value of a Share on the Date of Grant, and (y) the term of such Incentive Stock Option shall not exceed five (5) years from the Date of Grant.

APPENDIX A, PAGE 8

7.                Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a.                Award Agreement. Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Appreciation Right, the number of Shares covered by the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

b.                Exercise Price. The exercise price per Share of a Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted and shall be specified in the related Award Agreement; provided, however, that in no event shall the exercise price per Share of any Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a Share on the Date of Grant.

c.                Term. The term of a Stock Appreciation Right shall be determined by the Committee and set forth in the related Award Agreement; provided however, that in no event shall the term of any Stock Appreciation Right exceed ten (10) years from its Date of Grant.

d.                Exercisability of Stock Appreciation Rights. A Stock Appreciation Right shall become exercisable at such times and upon such terms and conditions as may be determined by the Committee and set forth in the related Award Agreement. Such terms and conditions may include, without limitation, the satisfaction of (i) performance goals based on one or more Performance Objectives, and (ii) time-based vesting requirements.

e.                Exercise of Stock Appreciation Rights. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Appreciation Right may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Appreciation Right shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Company which sets forth the number of Shares with respect to which the Stock Appreciation Right is to be exercised. Upon exercise, a Stock Appreciation Right shall entitle a Participant to an amount equal to (a) the excess of (i) the Fair Market Value of a Share on the exercise date over (ii) the exercise price per Share, multiplied by (b) the number of Shares with respect to which the Stock Appreciation Right is exercised. A Stock Appreciation Right may be settled in whole Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

8.                Restricted Shares. Subject to the terms and conditions of the Plan, Restricted Shares may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a.                Award Agreement. Each Restricted Shares Award shall be evidenced by an Award Agreement that shall specify the number of Restricted Shares, the restricted period(s) applicable to the Restricted Shares, the conditions upon which the restrictions on the Restricted Shares will lapse and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

APPENDIX A, PAGE 9

b.                Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Shares as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share, restrictions based on the achievement of specific Performance Objectives, time-based restrictions or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Shares. Unless otherwise provided in the related Award Agreement or required by Applicable Law, the restrictions imposed on Restricted Shares shall lapse upon the expiration or termination of the applicable restricted period and the satisfaction of any other applicable terms and conditions.

c.                Custody of Certificates. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Restricted Shares in the Company’s possession until such time as all terms, conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

d.                Rights Associated with Restricted Shares during Restricted Period. During any restricted period applicable to Restricted Shares: (i) the Restricted Shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated; (ii) unless otherwise provided in the related Award Agreement, the Participant shall be entitled to exercise full voting rights associated with such Restricted Shares; and (iii) the Participant shall be entitled to all dividends and other distributions paid with respect to such Restricted Shares during the restricted period; provided, however, that any dividends or other distributions with respect to unvested Restricted Shares shall be accumulated or deemed reinvested in additional Restricted Shares until such Award is earned and vested, and shall be subject to the same terms and conditions as the original Award (including the satisfaction of service-based vesting conditions and the achievement of any Performance Objectives).

9.                Restricted Share Units. Subject to the terms and conditions of the Plan, Restricted Share Units may be granted or sold to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

a.                Award Agreement. Each Restricted Share Unit shall be evidenced by an Award Agreement that shall specify the number of units, the restricted period(s) applicable to the Restricted Share Units, the conditions upon which the restrictions on the Restricted Share Units will lapse, the time and method of payment of the Restricted Share Units, and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

b.                Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Restricted Share Units as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Restricted Share Unit, restrictions based on the achievement of specific Performance Objectives or time-based restrictions or holding requirements.

APPENDIX A, PAGE 10

c.                Form of Settlement. Restricted Share Units may be settled in whole Shares, Restricted Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

10.                Other Share-Based Awards. Subject to the terms and conditions of the Plan, Other Share-Based Awards may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion. Other Share-Based Awards are Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, Shares, and shall be in such form as the Committee shall determine, including without limitation, unrestricted Shares or time-based or performance-based units that are settled in Shares and/or cash.

a.                Award Agreement. Each Other Share-Based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions upon which the Other Share-Based Award shall become vested, if applicable, the time and method of settlement, the form of settlement and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

b.                Form of Settlement. An Other Share-Based Award may be settled in whole Shares, Restricted Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

11.                Dividend Equivalents. At the discretion of the Committee, Awards granted pursuant to the Plan, other than awards of Stock Options or Stock Appreciation Rights, may provide Participants with the right to receive dividend equivalents, which may be credited to an account for the Participants, and may be settled in cash and/or Shares, as determined by the Committee in its sole discretion; provided, however, that any such dividend equivalents with respect to any unvested Award shall be accumulated or deemed reinvested until such Award is earned and vested, and shall be subject to the same terms and conditions as the original Award (including the satisfaction of service-based vesting conditions and the achievement of any Performance Objectives). No dividend equivalents shall be granted with respect to Shares underlying a Stock Option or Stock Appreciation Right.

12.                Cash-Based Awards. Subject to the terms and conditions of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such other terms and conditions as shall be determined by the Committee in its sole discretion. Each Cash-Based Award shall be evidenced by an Award Agreement that shall specify the payment amount or payment range, the time and method of settlement and the other terms and conditions, as applicable, of such Award which may include, without limitation, restrictions based on the achievement of specific Performance Objectives.

APPENDIX A, PAGE 11

13.                Compliance with Section 409A. Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code. To the extent that the Committee determines that any award granted under the Plan is subject to Section 409A of the Code, the Award Agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant. Notwithstanding any other provision of the Plan or any Award Agreement (unless the Award Agreement provides otherwise with specific reference to this Section 13): (a) an Award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted or modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant; and (b) if an Award is subject to Section 409A of the Code, and if the Participant holding the award is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), then, to the extent required to avoid the imposition of an additional tax under Section 409A of the Code upon a Participant, no distribution or payment of any amount shall be made before the date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the date of the Participant’s death. Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

14.                Compliance with Section 162(m).

a.                In General. Notwithstanding anything in the Plan to the contrary, Restricted Shares, Restricted Share Units, Other Share-Based Awards and Cash-Based Awards may be granted in a manner that is intended to qualify the Award for the Performance-Based Exception. As determined by the Committee in its sole discretion, the grant, vesting, exercisability and/or settlement of any Awards intended to qualify the Award for the Performance-Based Exception shall be conditioned on the attainment of one or more Performance Objectives during a performance period established by the Committee. Any such Award must meet the requirements of this Section 14.

b.                Performance Objectives. If an Award is intended to qualify for the Performance-Based Exception, then the Performance Objectives shall be based on specified levels of, or growth in, one or more of the following criteria: revenues, earnings from operations, operating income, earnings before or after interest and taxes, operating income before or after interest and taxes, net income, cash flow, earnings per share, return on total capital, return on invested capital, return on equity, return on assets, total return to stockholders, earnings before or after interest, or extraordinary or special items, operating income before or after interest, taxes, depreciation, amortization or extraordinary or special items, return on investment, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, cash flow in excess of cost of capital, operating margin, profit margin, contribution margin, stock price and/or strategic business criteria consisting of one or more objectives based on meeting specified product development, strategic partnering, research and development milestones, clinical trial status, product approvals in geographic regions, market penetration, geographic business expansion goals, cost targets, customer satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates and joint ventures. To the extent consistent with the Performance-Based Exception, the Performance Objectives may be calculated without regard to extraordinary items or adjusted, as the Committee deems equitable, in recognition of unusual or non-recurring events affecting the Company or its Subsidiaries or changes in applicable tax laws or accounting principles.

APPENDIX A, PAGE 12

c.                Establishment of Performance Goals. With respect to Awards intended to qualify for the Performance-Based Exception, the Committee shall establish: (i) the applicable Performance Objectives and performance period, and (ii) the formula for computing the payout. Such terms and conditions shall be established in writing while the outcome of the applicable performance period is substantially uncertain, but in no event later than the earlier of: (x) ninety days after the beginning of the applicable performance period; or (y) the expiration of twenty-five percent (25%) of the applicable performance period.

d.               Certification of Performance. With respect to any Award intended to qualify for the Performance-Based Exception, the Committee shall certify in writing whether the applicable Performance Objectives and other material terms imposed on such Award have been satisfied, and, if they have, ascertain the amount of the payout or vesting of the Award. Notwithstanding any other provision of the Plan, payment or vesting of any such Award shall not be made until the Committee certifies in writing that the applicable Performance Objectives and any other material terms of such Award were in fact satisfied in a manner conforming to applicable regulations under Section 162(m) of the Code.

e.                Negative Discretion. With respect to any Award intended to qualify for the Performance-Based Exception, the Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated Performance Objectives. However, the Committee may, in its sole discretion, reduce the amount of compensation that is payable upon achievement of the designated Performance Objectives.

15.                Transferability. Except as otherwise determined by the Committee, no Award or dividend equivalents paid with respect to any Award shall be transferable by the Participant except by will or the laws of descent and distribution; provided, that if so determined by the Committee, each Participant may, in a manner established by the Board or the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Award upon the death of the Participant and to receive Shares or other property issued or delivered under such Award. Except as otherwise determined by the Committee, Stock Options and Stock Appreciation Rights will be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity to do so, by the Participant’s guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.

APPENDIX A, PAGE 13

16.                Adjustments. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation), such as a stock dividend, stock split, reverse stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be an equitable adjustment in the numbers of Shares specified in Section 3 of the Plan and, with respect to outstanding Awards, in the number and kind of Shares subject to outstanding Awards, the exercise price or other price of Shares subject to outstanding Awards, in each case to prevent dilution or enlargement of the rights of Participants. In the event of any other change in corporate capitalization, or in the event of a merger, consolidation, liquidation, or similar transaction, the Committee may, in its sole discretion, cause there to be an equitable adjustment as described in the foregoing sentence, to prevent dilution or enlargement of rights; provided, however, that, unless otherwise determined by the Committee, the number of Shares subject to any Award shall always be rounded down to a whole number. Notwithstanding the foregoing, the Committee shall not make any adjustment pursuant to this Section 16 that would (i) cause any Stock Option intended to qualify as an ISO to fail to so qualify, (ii) cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A of the Code, or (iii) cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A of the Code. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on all Participants and any other persons claiming under or through any Participant.

17.                Fractional Shares. The Company shall not be required to issue or deliver any fractional Shares pursuant to the Plan and, unless otherwise provided by the Committee, fractional shares shall be settled in cash.

18.                Withholding Taxes. To the extent required by Applicable Law, a Participant shall be required to satisfy, in a manner satisfactory to the Company or Subsidiary, as applicable, any withholding tax obligations that arise by reason of a Stock Option or Stock Appreciation Right exercise, the vesting of or settlement of Shares under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue or deliver Shares, make any payment or to recognize the transfer or disposition of Shares until such obligations are satisfied. The Committee may permit or require these obligations to be satisfied by having the Company withhold a portion of the Shares that otherwise would be issued or delivered to a Participant upon exercise of a Stock Option or Stock Appreciation Right or upon the vesting or settlement of an Award, or by tendering Shares previously acquired, in each case having a Fair Market Value equal to the amount required to be withheld. In no event will the Fair Market Value of the Shares to be withheld or tendered pursuant to this Section 18 to satisfy applicable withholding taxes exceed the amount of taxes required to be withheld based on the maximum statutory tax rates in the applicable taxing jurisdictions. Any elections pursuant to this Section 18 subject to such conditions or procedures as may be established by the Committee and may be subject to disapproval by the Committee.

19.                Foreign Employees. Without amending the Plan, the Committee may grant Awards to Participants who are foreign nationals on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, and the like as may be necessary or advisable to comply with provisions of Applicable Laws of other countries in which the Company or its Subsidiaries operate or have employees.

APPENDIX A, PAGE 14

20.                Detrimental Activity; Forfeiture of Awards.

a.                Detrimental Activity. If a Participant has engaged in any Detrimental Activity, as determined by the Committee in its sole discretion, either during service with the Company or a Subsidiary or after termination of such service, then, promptly upon receiving notice of the Committee’s determination, the Participant shall: (i) forfeit all Awards granted under the Plan to the extent then held by the Participant; (ii) return to the Company or the Subsidiary all Shares that the Participant has not disposed of that had been acquired, pursuant to Awards granted under the Plan, within two (2) years prior to the date of the Participant’s initial commencement of the Detrimental Activity, in exchange for payment by the Company or the Subsidiary of any amount actually paid therefor by the Participant; and (iii) with respect to any Shares acquired, within two (2) years prior to the date of the Participant’s initial commencement of the Detrimental Activity, pursuant to an Award granted under the Plan that were disposed of, pay to the Company or the Subsidiary, in cash, the excess, if any, of: (A) the Fair Market Value of the Shares on the date acquired, over (B) any amount actually paid by the Participant for the Shares.

b.                Compensation Recovery Policy. Any Award granted to a Participant shall be subject to forfeiture or repayment pursuant to the terms of any applicable compensation recovery policy adopted by the Company, including any such policy that may be adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or any rules or regulations issued by the Securities and Exchange Commission rule or applicable securities exchange.

c.                Set-Off and Other Remedies. To the extent that amounts are not immediately returned or paid to the Company as provided in this Section 20, the Company may, to the extent permitted by Applicable Laws, seek other remedies, including a set off of the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Participant for any reason, including, without limitation, wages, or vacation pay or other benefits; provided, however, that, except to the extent permitted by Treasury Regulation Section 1.409A-3(j)(4), such offset shall not apply to amounts that are “deferred compensation” within the meaning of Section 409A of the Code.

21.                Change in Control. In the event of a Change in Control, the Committee may, in its sole discretion and without providing prior notice or receiving the consent of the Participant, take such actions, if any, as it deems necessary or desirable with respect to any Award that is outstanding as of the date of the consummation of the Change in Control. Such actions may include, without limitation: (i) the acceleration of the vesting, settlement and/or exercisability of an Award; (ii) the payment of a cash amount in exchange for the cancellation of an Award; (iii) the cancellation of Stock Options and/or Stock Appreciation Rights without payment therefor if the Fair Market Value of a Share on the date of the Change in Control does not exceed the exercise price per Share of the applicable Awards; and/or (iv) make provisions for the assumption or conversion of Awards, or the issuance of substitute Awards that, in either case, substantially preserve the value, rights and benefits of any affected Awards.

22.                Amendment, Modification and Termination.

a.                In General. The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no alteration or amendment that requires stockholder approval in order for the Plan to comply with any rule promulgated by the SEC or any securities exchange on which Shares are listed or any other Applicable Laws shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon within the time period required under such applicable listing standard or rule.

APPENDIX A, PAGE 15

b.                Adjustments to Outstanding Awards. The Committee may in its sole discretion at any time (i) provide that all or a portion of a Participant’s Stock Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable; (ii) provide that all or a part of the time-based vesting restrictions on all or a portion of the outstanding Awards shall lapse, and/or that any Performance Objectives or other performance-based criteria with respect to any Awards shall be deemed to be wholly or partially satisfied; or (iii) waive any other limitation or requirement under any such Award, in each case, as of such date as the Committee may, in its sole discretion, declare. Unless otherwise determined by the Committee, any such adjustment that is made with respect to an Award that is intended to qualify for the Performance-Based Exception shall be made at such times and in such manner as will not cause such Awards to fail to qualify under the Performance-Based Exception. Additionally, the Committee shall not make any adjustment pursuant to this Section 22(b) that would cause an Award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A of the Code, or that would cause an Award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A of the Code.

c.                Prohibition on Repricing. Except for adjustments made pursuant to Sections 16 or 21, the Board or the Committee will not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Stock Option or Stock Appreciation Right to reduce the exercise price. No Stock Option or Stock Appreciation Right will be cancelled and replaced with an Award having a lower exercise price, or for another Award, or for cash without further approval of the stockholders of the Company, except as provided in Sections 16 or 21. Furthermore, no Stock Option or Stock Appreciation Right will provide for the payment, at the time of exercise, of a cash bonus or grant or sale of another Award without further approval of the stockholders of the Company. This Section 22(c) is intended to prohibit the repricing of “underwater” Stock Options or Stock Appreciation Rights without stockholder approval and will not be construed to prohibit the adjustments provided for in Sections 16 or 21.

d.                Effect on Outstanding Awards. Notwithstanding any other provision of the Plan to the contrary (other than Sections 16, 20, 21, 22(b) and 24(d)), no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award. Notwithstanding the preceding sentence, any ISO granted under the Plan may be modified by the Committee to disqualify such Stock Option from treatment as an “incentive stock option” under Section 422 of the Code.

23.                Applicable Laws. The obligations of the Company with respect to Awards under the Plan shall be subject to all Applicable Laws and such approvals by any governmental agencies as the Committee determines may be required. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

24.                Miscellaneous.

a.                Deferral of Awards. Except with respect to Stock Options and Stock Appreciation Rights, the Committee may permit Participants to elect to defer the issuance or delivery of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of the Plan. The Committee also may provide that deferred issuances and settlements include the payment or crediting of dividend equivalents or interest on the deferral amounts. All elections and deferrals permitted under this provision shall comply with Section 409A of the Code, including setting forth the time and manner of the election (including a compliant time and form of payment), the date on which the election is irrevocable, and whether the election can be changed until the date it is irrevocable.

APPENDIX A, PAGE 16

b.                No Right of Continued Employment. The Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time. No Employee, Consultant or Director shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive future Awards.

c.                Unfunded, Unsecured Plan. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right or title to any assets, funds or property of the Company or any Subsidiary, including without limitation, any specific funds, assets or other property which the Company or any Subsidiary may set aside in anticipation of any liability under the Plan. A Participant shall have only a contractual right to an Award or the amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

d.                Severability. If any provision of the Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to Applicable Laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

e.                Acceptance of Plan. By accepting any benefit under the Plan, each Participant and each person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Committee, the Board or the Company, in any case in accordance with the terms and conditions of the Plan.

f.                Successors. All obligations of the Company under the Plan and with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or other event, or a sale or disposition of all or substantially all of the business and/or assets of the Company and references to the “Company” herein and in any Award Agreements shall be deemed to refer to such successors.

[END OF APPENDIX A]

APPENDIX A, PAGE 17

PALATIN TECHNOLOGIES, INC.
ATTN: STEPHEN WILLS, EVP, CFO & COO
4B CEDAR BROOK DRIVE
CRANBURY, NJ 08512

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Carl Spana, PhD
02 John K.A. Prendergast
03 Robert K. deVeer, Jr.
04 J. Stanley Hull
05 Alan W. Dunton, MD
06 Angela Rossetti
07 Arlene M. Morris
08 Anthony M. Manning, PhD

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

	For	Against	Abstain
2. To ratify the appointment of KPMG LLP as Palatin's independent registered public accounting firm for the fiscal year ending June 30, 2018.	☐	☐	☐
3. Approval of an increase in common stock available for issuance under our 2011 Stock Incentive Plan, as amended and restated, by 10,000,000 shares.	☐	☐	☐
4. Advisory approval of the compensation of our named executive officers.	☐	☐	☐
5. In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any postponement or adjournment of the meeting.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000383298_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com

PALATIN TECHNOLOGIES, INC.
Annual Meeting of Stockholders
June 26, 2018 9:00 a.m.
This proxy is solicited by the Board of Directors

The undersigned appoints Carl Spana, Ph.D. and Stephen T. Wills (each with full power to act without the other) as proxy holders with full power of substitution, to vote all shares of common stock and Series A Convertible Preferred Stock of Palatin Technologies, Inc., a Delaware corporation, held of record by the undersigned as of April 27, 2018, at Palatin's annual meeting of stockholders to be held Tuesday, June 26, 2018, and at any postponement or adjournment of the meeting.

The proxy holders will vote the shares of the undersigned stockholder as instructed on the reverse side. If no choice is specified by the stockholder, the proxy holders will vote the shares FOR the election of the listed nominees, FOR proposals no. 2, 3 and 4, and on any other matter coming before the meeting in the discretion of the proxy holders. The undersigned revokes any proxy previously given to vote or act with respect to such shares and ratifies and confirms all actions which the proxy holders or their substitutes may lawfully do in accordance with the instructions on this proxy card.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000383298_2 R1.0.1.17